EXHIBIT (b)

AMENDED AND RESTATED BY-LAWS

OF

EATON VANCE SENIOR INCOME TRUST

ARTICLE I

The Trustees

SECTION 1. Number of Trustees. The number of Trustees shall be fixed by the Trustees, provided, however, that such number shall at no time be less than two or exceed eighteen.

SECTION 2. Trustee Qualifications. All Trustees shall satisfy the requirements set forth below in this Section 2 of this Article I, except that such requirements are subject to waiver by a majority of Trustees in office at the time of the nomination of such Trustee.

(A) Only persons satisfying the following qualification requirements applicable to all Trustees may be nominated, elected, appointed, qualified or seated (“nominated or seated”) to serve as Trustees:

(1)	An individual nominated or seated as a Trustee shall be at least twenty-one years of age and not older than the mandatory retirement age determined from time to time by the Trustees or a committee of the Trustees, in each case at the time the individual is nominated or seated;

(2)	An individual nominated or seated as a Trustee shall, at the time the individual is nominated or seated, serve as a trustee or director of no more than 5 issuers (including the Trust) having securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (investment companies or individual series thereof having the same investment adviser or investment advisers affiliated through a control relationship shall all be counted as a single company for this purpose);

(3)	Except as set forth in this Section 2, an individual nominated or seated as a Trustee shall not be an employee, officer, partner, member, trustee, director or 5% or greater shareholder in any investment adviser (other than the Trust’s investment adviser or any investment adviser affiliated with the Trust’s investment adviser), collective investment vehicle primarily engaged in the business of investing in “investment securities” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) (an “investment company”) or entity controlling or controlled by any investment adviser (other than the Trust’s investment adviser or any investment adviser affiliated with the Trust’s investment adviser) or investment company;

(4)	An individual nominated or seated as a Trustee shall not be and shall not have been subject to any censure, order, consent decree (including consent decrees in which the respondent has neither admitted nor denied the findings) or adverse final action of any federal, state or foreign governmental or regulatory authority (including self-regulatory organizations), barring or suspending such individual from participation in or association with any investment-related business or restricting such individual’s activities with respect to any investment-related business (collectively, “Prohibited Conduct”), nor shall an individual nominated or seated as a Trustee be the subject of any investigation or proceeding that could reasonably be expected to result in an individual nominated or seated as a Trustee failing to satisfy the requirements of this paragraph, nor shall any individual nominated or seated as a Trustee be or have engaged in any conduct which has resulted in, or could have reasonably been expected or would reasonably be expected to result in, the Securities and Exchange Commission (“SEC”) censuring, placing limitations on the activities, functions, or operations of, suspending, or revoking the registration of any investment adviser under Section 203(e) or (f) of the Investment Advisers Act of 1940, as amended; and

(5)	An individual nominated or seated as a Trustee shall not be and shall not have been the subject of any of the ineligibility provisions contained in Section 9(b) of the 1940 Act that would permit, or could reasonably have been expected or would reasonably be expected to permit the SEC by order to prohibit, conditionally or unconditionally, either permanently or for a period of time, such individual from serving or acting as an employee, officer, trustee, director, member of an advisory board, investment adviser or depositor of, or principal underwriter for, a registered investment company or affiliated person (as defined in Section 2(a)(3) of the 1940 Act) of such investment adviser, depositor, or principal underwriter.

ARTICLE II

Officers and Their Election

SECTION 1. Officers. The officers of the Trust shall be a President, a Treasurer, a Secretary, and such other officers or agents as the Trustees may from time to time elect. It shall not be necessary for any Trustee or other officer to be a holder of shares in the Trust.

SECTION 2. Election of Officers. The Treasurer and Secretary shall be chosen annually by the Trustees. The President shall be chosen annually by the Trustees. Except for the offices of the President and Secretary, two or more offices may be held by a single person. The officers shall hold office until their successors are chosen and qualified.

SECTION 3. Resignations and Removals. Any officer of the Trust may resign by filing a written resignation with the President or with the Trustees or with the Secretary, which shall take effect on being so filed or at such time as may otherwise be specified therein. The Trustees may at any meeting remove an officer.

ARTICLE III

Powers and Duties of Trustees and Officers

SECTION 1. Trustees. The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out that responsibility, so far as such powers are not inconsistent with the laws of the Commonwealth of Massachusetts, the Declaration of Trust, or these By-Laws. Except as may be required by Section 16(a) of the 1940 Act, Trustees shall be elected by shareholders only at an annual meeting of shareholders or special meeting in lieu of an annual meeting, provided that this restriction shall not apply to special meetings called pursuant to Part I, Section 6(c) of Appendix I to these By-Laws.

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SECTION 2. Executive and other Committees. The Trustees may elect from their own number an executive committee to consist of not less than three nor more than five members, which shall have the power and duty to conduct the current and ordinary business of the Trust while the Trustees are not in session, and such other powers and duties as the Trustees may from time to time delegate to such committee. The Trustees may also elect from their own number other committees from time to time, the number composing such committees and the powers conferred upon the same to be determined by the Trustees. Without limiting the generality of the foregoing, the Trustees may appoint a committee consisting of less than the whole number of Trustees then in office, which committee may be empowered to act for and bind the Trustees and the Trust, as if the acts of such committee were the acts of all the Trustees then in office, with respect to the institution, prosecution, dismissal, settlement, review, investigation or other disposition of any dispute, claim, action, suit or proceeding which shall be pending or threatened to be brought before any court, administrative agency or other adjudicatory body.

SECTION 3. Chairperson of the Trustees. The Trustees shall appoint from among their number a Chairperson. The Chairperson shall preside at the meetings of the Trustees and may call meetings of the Trustees and of any committee thereof whenever he deems it necessary or desirable to do so. The Chairperson may in his discretion preside at any meeting of the shareholders, and may delegate such authority to another Trustee or officer of the Trust. The Chairperson shall exercise and perform such additional powers and duties as from time to time may be assigned to him by the Trustees, and shall have the resources and authority appropriate to discharge the responsibilities of the office. A Trustee elected or appointed as Chairperson shall not be considered an officer of the Trust by virtue of such election or appointment. As used herein, the masculine gender shall be deemed to denote the feminine or other gender.

SECTION 4. President. Subject to such supervisory powers, if any, as may be given by the Trustees to the Chairperson of the Trustees, the President shall be the chief executive officer of the Trust and subject to the control of the Trustees, he shall have general supervision, direction and control of the business of the Trust and of its employees and shall exercise such general powers of management as are usually vested in the office of President of a corporation. In the event that the Chairperson does not preside at a meeting of shareholders or delegate such power and authority to another Trustee or officer of the Trust, the President or his designee shall preside at such meeting. He shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust. He shall also have the power to grant, issue, execute or sign such powers of attorney, proxies, contracts, agreements or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust. The President shall have such other powers and duties as, from time to time, may be conferred upon or assigned to him by the Trustees.

SECTION 5. Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust. He shall deliver all funds and securities of the Trust which may come into his hands to such bank or trust company as the Trustees shall employ as custodian in accordance with Article III of the Declaration of Trust. He shall make annual reports in writing of the business conditions of the Trust, which reports shall be preserved upon its records, and he shall furnish such other reports regarding the business and condition as the Trustees may from time to time require. The Treasurer shall perform such duties additional to foregoing as the Trustees may from time to time designate.

SECTION 6. Secretary. The Secretary shall record in books kept for the purpose all votes and proceedings of the Trustees and the shareholders at their respective meetings. He shall have custody of the seal, if any, of the Trust and shall perform such duties additional to the foregoing as the Trustees may from time to time designate.

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SECTION 7. Other Officers. Other officers elected by the Trustees shall perform such duties as the Trustees may from time to time designate, including executing or signing such powers of attorney, proxies, contracts, agreements or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust.

SECTION 8. Compensation. The Trustees and officers of the Trust may receive such reasonable compensation from the Trust for the performance of their duties as the Trustees may from time to time determine.

ARTICLE IV

Meetings of Shareholders

SECTION 1. Meetings. Meetings of shareholders, at which the shareholders shall elect Trustees and transact such other business as may properly come before the meeting, shall be held annually so long as required by NYSE American LLC, New York Stock Exchange or such other exchange or trading system on which shares of the Trust are principally traded. Meetings of the shareholders (or any class or series) may be called at any time by the President, and shall be called by the President or the Secretary at the request, in writing or by resolution, of a majority of the Trustees, or at the written request of the holder or holders of fifty-one percent or more of the total number of the then issued and outstanding shares of the Trust entitled to vote at such meeting, except that meetings of holders of preferred shares held for the purpose of considering matters upon which holders of preferred shares are entitled to vote as a separate class may be called at the written request of the holder or holders of twenty-five percent or more of the total number of the then issued and outstanding preferred shares of the Trust entitled to vote at such meeting. Any such request shall state the purposes of the proposed meeting.

SECTION 2. Place of Meetings. Meetings of the shareholders shall be held at the principal place of business of the Trust in Boston, Massachusetts, unless a different place within the United States is designated by the Trustees and stated as specified in the respective notices or waivers of notice with respect thereto; provided that the Trust may, subject to any applicable law, and upon designation by a majority of Trustees, hold meetings of shareholders solely by means of remote communications, or may hold “hybrid” meetings where some participants attend in person and others attend by means of remote communications.

SECTION 3. Notice of Meetings. Notice of all meetings of the shareholders, stating the time, place and the purposes for which the meetings are called, shall be given by the Secretary to each shareholder entitled to vote thereat, and to each shareholder who under the By-Laws is entitled to such notice, by delivering (by electronic, telephonic, computerized or other alternative means as may be approved by resolutions adopted by the Trustees, which authorization is received not more than six months before delivery of such notice) or mailing, postage paid, addressed to such address as it appears upon the books of the Trust, at least ten days no more than ninety days before the time fixed for the meeting, and the person given such notice shall make an affidavit with respect thereto. If any shareholder shall have failed to inform the Trust of his address, no notice need be sent to him. No notice need be given to any shareholder if a written waiver of notice, executed before or after the meeting by the shareholder or his attorney thereunto authorized, is filed with the records of the meeting.

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SECTION 4. Quorum. Except as otherwise provided by law, to constitute a quorum for the transaction of any business at any meeting of shareholders, there must be present, in person or by proxy, holders of a majority of the total number of shares of the then issued and outstanding shares of the Trust entitled to vote at such meeting; provided that if a class (or series) of shares is entitled to vote as a separate class (or series) on any matter, then in the case of that matter a quorum shall consist of the holders of a majority of the total number of shares of the then issued and outstanding shares of that class (or series) entitled to vote at the meeting. Shares owned directly or indirectly by the Trust, if any, shall not be deemed outstanding for this purpose.

If a quorum, as above defined, shall not be present for the purpose of any vote that may properly come before any meeting of shareholders at the time and place of any meeting, the shareholders present in person or by proxy and entitled to vote at such meeting on such matter holding a majority of the shares present and entitled to vote on such matter may by vote adjourn the meeting from time to time to be held at the same place without further notice than by announcement to be given at the meeting until a quorum, as above defined, entitled to vote on such matter, shall be present, whereupon any such matter may be voted upon at the meeting as though held when originally convened.

SECTION 5. Voting. At each meeting of the shareholders, every shareholder of the Trust shall be entitled to one vote in person or by proxy for each of the then issued and outstanding shares of the Trust then having voting power in respect of the matter upon which the vote is to be taken, standing in his name on the books of the Trust at the time of the closing of the transfer books for the meeting, or, if the books be not closed for any meeting, on the record date fixed as provided in Section 4 of Article VI of these By-Laws for determining the shareholders entitled to vote at such meeting, or if the books be not closed and no record date be fixed, at the time of the meeting. The record holder of a fraction of a share shall be entitled in like manner to corresponding fraction of a vote. Notwithstanding the foregoing, the Trustees may, in connection with the establishment of any class (or series) of shares or in proxy materials for any meeting of shareholders or in other solicitation materials or by vote or other action duly taken by them, establish conditions under which the several classes (or series) shall have separate voting rights or no voting rights.

All elections of Trustees shall be conducted in any manner approved at the meeting of the shareholders at which said election is held, and shall be by ballot if so requested by any shareholder entitled to vote thereon. Subject to any provision of applicable binding law, the Declaration of Trust, these By-Laws or a resolution of the Trustees specifying a greater or a lesser vote requirement, for the transaction of any item of business that properly comes before any meeting of shareholders, (i) with respect to the election of Trustees, other than a Contested Election, a nominee receiving the affirmative vote of a plurality of the shares represented in person or by proxy at any meeting at which a quorum is present shall be deemed and declared elected, (ii) with respect to a Contested Election, a nominee receiving the affirmative vote of a majority of the shares outstanding and entitled to vote with respect to such matter at such meeting shall be deemed and declared elected and (iii) for all other items of business, upon the affirmative vote of a majority of the votes cast in person or by proxy at any meeting at which a quorum is present and entitled to vote on the subject matter, such matter shall be deemed and declared approved.

For purposes of the foregoing paragraph, “Contested Election” shall mean any election of Trustees in which the number of persons nominated for election as Trustees with respect to a given class of shares of the Trust in accordance with Article IV, Section 8 hereof exceeds the number of Trustees to be elected with respect to such class, with the determination that any election of Trustees is a Contested Election to be made by the Secretary or other officer of the Trust prior to the time the Trust mails its initial proxy statement in connection with such election of Trustees. If, prior to the time the Trust mails its initial proxy statement in connection with such election of Trustees, one or more persons nominated for election as a Trustee are withdrawn or deemed to be ineligible pursuant to these By-Laws, such that the number of persons nominated for election as Trustee no longer exceeds the number of Trustees to be elected, such election shall not be considered a Contested Election.

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In the event of a Contested Election, if one (or more) nominees are elected who were not Trustees prior to such Contested Election (“Non-Incumbents”), then the Non-Incumbents shall first fill any vacancies and then succeed those Trustees who served as Trustees prior to such Contested Election and stood for reelection at such Contested Election with the fewest affirmative votes. If an annual meeting (the “Current Annual Meeting”) is called for the purpose of considering the election of a Trustee whose term is expiring at the time of such annual meeting (an “Expiring Trustee”) or such Trustee’s successor, and the Expiring Trustee is not elected and such Expiring Trustee’s successor is not elected and qualified (in either case, because the required vote or quorum is not obtained, or otherwise), then such Trustee shall remain a member of the relevant class of Trustees, holding office until the annual meeting held in the third succeeding year following the year set for the Current Annual Meeting in the initial notice thereof and until the election and qualification of such Trustee’s successor, if any, or until such Trustee sooner dies, resigns, retires or is removed.

SECTION 6. Proxies. Any shareholder entitled to vote upon any matter at any meeting of the shareholders may so vote by proxy, provided that such proxy to act is authorized to act by (i) a written instrument, dated not more than six months before the meeting and executed either by the shareholder or by his or her duly authorized attorney in fact (who may be so authorized by a writing or by any non-written means permitted by the laws of the Commonwealth of Massachusetts) or (ii) such electronic, telephonic, computerized or other alternative means as may be approved by a resolution adopted by the Trustees, which authorization is received not more than six months before the initial session of the meeting. Proxies shall be delivered to the Secretary of the Trust or other person responsible for recording the proceedings before being voted. A proxy with respect to shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting. A proxy purporting to be exercised by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. At all meetings of the shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the chairperson of the meeting.

SECTION 7. Consents. Any action which may be taken by shareholders may be taken without a meeting if the holder or holders of fifty-one percent or more of the total number of the then issued and outstanding shares of the Trust entitled to vote on such matter (or such higher proportion as would be required by the Declaration of Trust or these By-Laws with respect to such action at an in-person meeting) consent to the action in writing and the written consents are filed with the records of the meetings of shareholders. Such consents shall be treated for all purposes as a vote taken at a meeting of shareholders.

SECTION 8. Notice of Shareholder Business and Nominations

(A) Annual Meetings of Shareholders. (1) Nominations of persons for election to the Board of Trustees and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders or special meeting in lieu of an annual meeting (a) pursuant to the notice of meeting described in Section 3 of this Article of these By-Laws; (b) by or at the direction of the Board of Trustees; or (c) by any shareholder of the Trust who was a shareholder of record at the time of giving of notice provided for in Section 3 of this Article of these By-Laws, who is entitled to vote at the meeting, who complied with the notice provisions set forth in this Section 8 and who held at least $2,000 in market value, or 1%, of the Trust’s securities entitled to be voted on the nomination or proposal at the meeting for at least

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one year by the date such shareholder submitted such nomination or proposal. As used in these By-Laws, an “annual meeting” is a meeting of the shareholders of the Trust that is required pursuant to the first sentence of Section 1 of this Article IV. As used in these By-Laws, a “special meeting in lieu of an annual meeting” is a meeting held in lieu of an annual meeting that is not held in a given year if so required, whether the omission be by oversight or otherwise.

(2) For nominations or other business properly to be brought before an annual meeting or special meeting in lieu of an annual meeting by a shareholder pursuant to clause (c) of paragraph (A)(1) of this Section 8, the shareholder must have given timely notice thereof in writing to the Secretary of the Trust and such other business must be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Trust not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred-twentieth day prior to the first anniversary of the preceding year’s annual meeting or, as applicable, special meeting in lieu of an annual meeting; provided, however, that in the event that the date of the annual meeting or special meeting in lieu of an annual meeting is more than thirty days before or more than sixty days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the later of the ninetieth day prior to such annual meeting or special meeting in lieu of an annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. In no event, shall the public announcement of an adjournment of an annual meeting or special meeting in lieu of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth:

(a) as to each person whom the shareholder proposes to nominate for election or reelection as a Trustee:

(i)	the name, age, business address and residence address of such proposed nominee and of any Proposed Nominee Associated Person;

(ii)	the principal occupation or employment of such proposed nominee;

(iii)	the class or series and number of all shares of the Trust which are owned beneficially or of record, directly or indirectly, by such proposed nominee and any Proposed Nominee Associated Person, and the name and address of the record holder(s) of such shares (if different than the beneficial owner(s)) as they appear on the records of the Trust;

(iv)	the name of each nominee holder of shares owned beneficially but not of record by such proposed nominee or any Proposed Nominee Associated Person, and the number of such shares held by each such nominee holder;

(v)	whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such proposed nominee, or any Proposed Nominee Associated Person, with respect to shares of the Trust;
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(vi)	whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made by or on behalf of such proposed nominee, or any Proposed Nominee Associated Person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of share price changes for, such proposed nominee, or any Proposed Nominee Associated Person, or to increase or decrease the voting power or pecuniary or economic interest of such proposed nominee, or any Proposed Nominee Associated Person, with respect to the shares;

(vii)	a representation as to whether such proposed nominee is an “interested person,” as defined under Section 2(a)(19) of the 1940 Act and sufficient information about the proposed nominee to permit counsel to the Trust to confirm such representation, including information with respect to each relationship set forth in Section 2(a)(19) of the 1940 Act which may cause such proposed nominee to be an interested person of the Trust or a representation that no such relationship exists;

(viii)	information to establish to the satisfaction of the Board of Trustees that the proposed nominee satisfies the trustee qualifications as set out in these By-Laws; and

(ix)	any other information relating to such proposed nominee or Proposed Nominee Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in an election contest pursuant to Section 14 of the Exchange Act (even if an election contest is not involved); and

(b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(i)	the name and address of such shareholder, as they appear on the Trust’s books, and of such beneficial owner and of any Shareholder Associated Person;

(ii)	the class/series and number of shares of the Trust which are owned beneficially and of record by such shareholder, such beneficial owner and any Shareholder Associated Person;

(iii)	whether and the extent to which any derivative instrument, swap option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any Shareholder Associated Person, with respect to shares of the Trust;

(iv)	whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made by or on behalf of such person, or any Shareholder Associated Person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any Shareholder Associated Person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any Shareholder Associated Person, with respect to shares of the Trust;
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(v)	a description of all agreements, arrangements, or understandings (whether written or oral) between such person, or any Shareholder Associated Person and any proposed nominee or any other person or persons (including their names) pursuant to which the proposal(s) or nomination(s) are being made by such person, and any material interest of such person, or any Shareholder Associated Person, in such proposal or nomination, including any anticipated benefit therefrom to such person, or any Shareholder Associated Person;

(vi)	a representation that the shareholder, or group of shareholders, giving notice intends to appear in person at the annual meeting or special meeting in lieu of an annual meeting to make the proposals or nominate the persons named in its notice; and

(vii)	any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors in an election contest pursuant to Section 14 of the Exchange Act (even if an election contest is not involved).

For purposes of the foregoing, a “Proposed Nominee Associated Person” of any proposed nominee shall mean (A) any person acting in concert with such proposed nominee and (B) any direct or indirect beneficial owner of shares owned of record or beneficially by such proposed nominee or person acting in concert with the proposed nominee. A “Shareholder Associated Person” of any beneficial or record shareholder shall mean (A) any person acting in concert with such shareholder, (B) any direct or indirect beneficial owner of shares owned of record or beneficially by such shareholder or any person acting in concert with such shareholder, (C) any person controlling, controlled by or under common control with such shareholder or a Shareholder Associated Person and (D) any member of the immediate family of such shareholder or Shareholder Associated Person.

(3) A shareholder of record, or group of shareholders of record, providing notice of any proposal or nomination proposed to be made at an annual meeting or special meeting in lieu of an annual meeting shall further update and supplement such notice, if necessary, so that:

(i)	the information provided or required to be provided in such notice pursuant to paragraph (A)(2) of this Article IV, Section 8 shall be true and correct as of the record date for determining the shareholders entitled to receive notice of the annual meeting or special meeting in lieu of an annual meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Trust not later than five business days after the record date for determining the shareholders entitled to receive notice of such annual meeting or special meeting in lieu of an annual meeting; and

(ii)	any subsequent information reasonably requested by the Board of Trustees to determine that any proposed nominee has met the trustee qualifications as set out in these By-Laws is provided, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Trust not later than five business days after the request by the Board of Trustees for subsequent information regarding trustee qualifications has been delivered to or mailed and received by such shareholder of record, or group of shareholders of record, providing notice of any nomination.
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(4) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 8 to the contrary, in the event that the number of Trustees to be elected by shareholders of the Trust to the Board of Trustees is increased and there is no public announcement naming all of the nominees for Trustee or specifying the size of the increased Board of Trustees made by the Trust at least one hundred days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 8 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Trust not later than the close of business on the tenth day following the day on which such public announcement is first made by the Trust.

(B) Special Meetings of Shareholders. As used in these By-Laws, “special meeting” refers to any meeting of the Trust’s shareholders other than an annual meeting or special meeting in lieu of an annual meeting. Only such business shall be conducted by a special meeting of shareholders as shall have been brought before the meeting pursuant to the Trust’s notice of meeting given by or at the direction of a majority of the Trustees. Except as may be required by Section 16(a) of the 1940 Act, Trustees shall be elected only at an annual meeting of shareholders or special meeting in lieu of an annual meeting and not at a special meeting, provided that this restriction shall not apply to special meetings called pursuant to Part I, Section 6(c) of Appendix I to these By-Laws.

(C) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 8 shall be eligible to serve as Trustees and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 8. Except as otherwise provided by law, the Declaration of Trust or these By-Laws, the Chairperson (or such officer of the Trust or its investment adviser presiding at the meeting) shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in this Section 8 and, if any proposed nomination or business is not in compliance with this Section 8, to declare that such defective proposal or nomination shall be disregarded.

(2) For purposes of this Section 8, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Trust with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section 8, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 8. Nothing in this Section 8 shall be deemed to affect any rights of (a) shareholders to request inclusion of proposals in the Trust’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) the holders of any class of preferred shares of beneficial interest to elect Trustees under specified circumstances.

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ARTICLE V

Trustees Meetings

SECTION 1. Meetings. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the Chairperson and at least one other Trustee at the time being in office, or by a majority of the Trustees at the time being in office. Any or all of the Trustees may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

SECTION 2. Notices. Notice of regular or stated meetings need not be given. Notice of the time and place of each meeting other than regular or stated meeting shall be given by the Secretary or by one of the Trustee(s) calling the meeting and shall be mailed to each Trustee at his or her business address for delivery at least two days before the meeting, or shall be transmitted electronically to each Trustee at his or her electronic delivery address or personally delivered to him at least one day before the meeting. Such notice may, however, be waived by all the Trustees. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any special meeting.

SECTION 3. Consents. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if a written consent thereto is signed by a majority of the Trustees (or such higher proportion as would be required by the Declaration of Trust or these By-Laws with respect to such action at an in-person meeting) and filed with the records of the Trustees' meetings. A Trustee may deliver his consent to the Trust by facsimile machine or other electronic communication equipment. Such consent shall be treated as a vote at a meeting for all purposes.

SECTION 4. Place of In-Person Meetings. The Trustees may hold their meetings within or without the Commonwealth of Massachusetts.

SECTION 5. Quorum and Manner of Acting. Except as otherwise required by the Declaration of Trust, these By-Laws or by statute, a majority of the Trustees in office shall be present in person at any regular or stated meeting or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting and the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. In the event that action is to be taken with respect to the death, declination, resignation, retirement, removal or incapacity of one or more Trustees, a quorum for the transaction of such business and any other business conducted at such meeting and (except as otherwise required by the Declaration of Trust, by these By-Laws or by statute) shall be a majority of the remaining Trustees then in office. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.

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ARTICLE VI

Shares of Beneficial Interest

SECTION 1. Certificates for Shares of Beneficial Interest. Certificates for shares of beneficial interest of any class of shares of the Trust, if issued, shall be in such form as shall be approved by the Trustees. They shall be signed by, or in the name of, the Trust by the President and by the Treasurer and may, but need not be, sealed with seal of the Trust; provided, however, that where such certificate is signed by a transfer agent or a transfer clerk acting on behalf of the Trust or a registrar other than a Trustee, officer or employee of the Trust, the signature of the President or Treasurer and the seal may be facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates, shall cease to be such officer or officers of the Trust whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Trust, such certificate or certificates may nevertheless be adopted by the Trust and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signatures shall have been used thereon had not ceased to be such officer or officers of the Trust.

SECTION 2. Transfer of Shares. Transfers of shares of beneficial interest of any shares of the Trust shall be made only on the books of the Trust by the owner thereof or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary or a transfer agent, and only upon the surrender of any certificate or certificates for such shares. The Trust shall not impose any restrictions upon the transfer of the shares of the Trust, but this requirement shall not prevent the charging of customary transfer agent fees.

SECTION 3. Transfer Agent and Registrar; Regulations. The Trust shall, if and whenever the Trustees shall so determine, maintain one or more transfer offices or agencies, each in the charge of a transfer agent designated by the Trustees, where the shares of beneficial interest of the Trust shall be directly transferable. The Trust shall, if and whenever the Trustees shall so determine, maintain one or more registry offices, each in the charge of a registrar designated by the Trustees, where such shares shall be registered, and no certificate for shares of the Trust in respect of which a transfer agent and/or registrar shall have been designated shall be valid unless countersigned by such transfer agent and/or registered by such registrar. The principal transfer agent may be located within or without the Commonwealth of Massachusetts and shall have charge of the stock transfer books, lists and records, which shall be kept within or without Massachusetts in an office which shall be deemed to be the stock transfer office of the Trust. The Trustees may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the Trust.

SECTION 4. Closing of Transfer Books and Fixing Record Date. The Trustees may fix in advance a time which shall be not more than seventy-five days before the date of any meeting of shareholders, or the date for the payment of any dividend or the making or any distribution to shareholders or the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose, as the record date for determining the shareholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date. The Trustees may, without fixing such record date, close the transfer books for all or any part of such period for any of the foregoing purposes.

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SECTION 5. Lost, Destroyed or Mutilated Certificates. The holder of any shares of the Trust shall immediately notify the Trust of any loss, destruction or mutilation of the certificate therefor, and the Trustees may, in their discretion, cause a new certificate or certificates to be issued to him, in case of mutilation of the certificate, upon the surrender of the mutilated certificate, or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction and, in any case, if the Trustees shall so determine, upon the delivery of a bond in such form and in such sum and with such surety or sureties as the Trustees may direct, to indemnify the Trust against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.

SECTION 6. Record Owner of Shares. The Trust shall be entitled to treat the person in whose name any share of the Trust is registered on the books of the Trust as the owner thereof, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person.

ARTICLE VII

Preferred Shares

The rights and preferences of the Trust’s preferred shares are as set forth on Appendix I, which is incorporated herein in its entirety.

ARTICLE VIII

Fiscal Year

SECTION 1. Fiscal Year. The fiscal year of the Trust shall end on such date as the Trustees may, from time to time, determine.

ARTICLE IX

Seal

SECTION 1. Seal. The Trustees may adopt a seal of the Trust which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.

ARTICLE X

Inspection of Books

SECTION 1. Inspection of Books by Shareholders. The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the shareholders; and no shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or authorized by the Trustees or by resolution of the shareholders.

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SECTION 2. Inspection of Books by Trustees. The results of all actions taken at a meeting of the Trustees, or by written consent of the Trustees, shall be recorded by the Secretary of the meeting appointed by the Board of Trustees. Each Trustee shall be entitled to examine the Declaration of Trust and these By-Laws. Subject to such policies and procedures as may be adopted by the Board of Trustees, a Trustee shall also be entitled to access the Trust’s other records and to receive such other information about the Trust as is reasonably necessary for the Trustee to perform his or her duties to the Trust and its shareholders and otherwise only to the extent required by applicable law. Subject to such policies and procedures, a majority of Trustees shall determine in good faith whether any request for such access to records or such other information is reasonably necessary for the Trustees to perform such duties, and such determination shall be binding upon the requesting Trustee and all other parties.

ARTICLE XI

Principal Custodian and Sub-custodians

SECTION 1. Principal Custodian. The following provisions shall apply to the employment of the principal Custodian pursuant to the Declaration of Trust:

(A) The Trust may employ the principal Custodian:

(1)	To hold securities owned by the Trust and deliver the same upon written order or oral order, if confirmed in writing, or by such electro-mechanical or electronic devices as are agreed to by the Trust and such Custodian;

(2)	To receive and receipt for any moneys due to the Trust and deposit the same in its own banking department or, as the Trustees may direct, in any bank, trust company or banking institution approved by such Custodian, provided that all such deposits shall be subject only to the draft or order of such Custodian; and

(3)	To disburse such funds upon orders or vouchers.

(B)	The Trust may also employ such Custodian as its agent:

(1)	To keep the books and accounts of the Trust and furnish clerical and accounting services; and

(2)	To compute the net asset value per share in the manner approved by the Trust.

(C)	All of the foregoing services shall be performed upon such basis of compensation as may be agreed upon between the Trust and the principal Custodian. If so directed by vote of the holders of a majority of the outstanding shares of Trust, the principal Custodian shall deliver and pay over all property of the Trust held by it as specified in such vote.

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(D)	In case of the resignation, removal or inability to serve of any such Custodian, the Trustees shall promptly appoint another bank or trust company meeting the requirements of the Declaration of Trust as successor principal Custodian. The agreement with the principal Custodian shall provide that the retiring principal Custodian shall, upon receipt of notice of such appointment, deliver the funds and property of the Trust in its possession to and only to such successor, and that pending appointment of a successor principal Custodian, or a vote of the shareholders to function without a principal Custodian, the principal Custodian shall not deliver funds and property of the Trust to the Trustees, but may deliver them to a bank or trust company doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than $2,000,000, as the property of the Trust to be held under terms similar to those on which they were held by the retiring principal Custodian.

SECTION 2. Sub-Custodian. The Trust may also authorize the principal Custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the Custodian and upon such terms and conditions as may be agreed upon between the Custodian and sub-custodian.

SECTION 3. Securities Depositories, etc. Subject to such rules, regulations and orders as the SEC may adopt, the Trust may authorize or direct the principal Custodian or any sub-custodian to deposit all or any part of the securities in or with one or more depositories or clearing agencies or systems for the central handling of securities or other book-entry systems approved by the Trust, or in or with such other persons or systems as may be permitted by the SEC, or otherwise in accordance with the Act, pursuant to which all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust or the principal Custodian or the sub-custodian. The Trust may also authorize the deposit in or with one or more eligible foreign custodians (or in or with one or more foreign depositories, clearing agencies or systems for the central handling of securities) of all or part of the Trust’s foreign assets, securities, cash and cash equivalents in amounts reasonably necessary to effect the Trust’s foreign investment transactions, in accordance with such rules, regulations and orders as the SEC may adopt.

ARTICLE XII

Limitation of Liability and Indemnification

SECTION 1. Limitation of Liability. Provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Trust, the Trustees shall not be responsible for or liable in any event for neglect or wrongdoing of them or any officer, agent, employee or investment adviser of the Trust, but nothing contained in the Declaration of Trust or herein shall protect any Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

SECTION 2. Indemnification of Trustees and Officers. Subject to the exceptions and limitations contained in this section, every person who is, or has been, a Trustee or officer of the Trust or, at the Trust’s request, serves, or has served, as a director, trustee or officer of another organization in which the Trust has an interest as a shareholder, creditor or otherwise (hereinafter referred to as a “Covered Person”), shall be indemnified by the Trust to the fullest extent permitted by applicable law, as in effect from time to time (“Applicable Law”), against any and all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or settlement, or as fines and penalties, and counsel fees, incurred by or for such Covered Person in connection with the preparation for, defense or disposition of, any claim, demand, action, suit, investigation, inquiry or proceeding of any and every kind, whether actual or threatened (collectively, a “Claim”), in which such Covered Person becomes involved as a party or otherwise by virtue of being or having been a Covered Person.

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No indemnification shall be provided hereunder to a Covered Person to the extent such indemnification is prohibited by Applicable Law. In no event shall the Trust be obligated to indemnify a Covered Person against liabilities to the Trust or any shareholder to which such Covered Person would otherwise be subject by reason of the willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office (collectively, “Disabling Conduct”).

The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Covered Person may now or hereafter be entitled and shall inure to the benefit of the heirs, executors and administrators of such Covered Person.

To the maximum extent permitted by Applicable Law, the Trust shall make advances for the payment of expenses reasonably incurred by or for a Covered Person in connection with any Claim for which the Covered Person is entitled to indemnification by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the Covered Person to repay such amount if it is ultimately determined that such Covered Person is not entitled to indemnification by the Trust.

The obligation of the Trust to indemnify a Covered Person and/or make advances for the payment of expenses incurred by or for such Covered Person under this section may be made subject to conditions and procedures as the Trustees determine are necessary or appropriate to protect the Trust from the risk that a Covered Person will ultimately be determined to be not entitled to indemnification hereunder. Except as otherwise provided in such conditions and procedures, the Covered Person shall be entitled to the benefit of a rebuttable presumption that the Covered Person has not engaged in Disabling Conduct and that the Covered Person is entitled to indemnification hereunder.

Nothing contained in this section shall affect any rights to indemnification to which any Covered Person or other person may be entitled by contract or otherwise under law or prevent the Trust from entering into any contract to provide indemnification to any Covered Person or other person. Without limiting the foregoing, the Trust may, in connection with the acquisition of assets subject to liabilities or a merger or consolidation, assume the obligation to indemnify any person including a Covered Person or otherwise contract to provide such indemnification, and such indemnification shall not be subject to the terms of this section.

SECTION 3. Indemnification of Shareholders. In case any shareholder or former shareholder shall be held to be personally liable solely by reason of his being or having been a shareholder and not because of his acts or omissions or for some other reason, the shareholder or former shareholder (or his heirs, executors, administrators or other legal representatives, or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the Trust estate to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust shall, upon request by the shareholder, assume the defense of any claim made against any shareholder for any act or obligation of the Trust and satisfy any judgment thereon. A holder of shares of a series shall be entitled to indemnification hereunder only out of assets allocated to that series.

ARTICLE XIII

Litigation, Limitation of Liability, Applicable Law and Conflicts of Law

SECTION 1. Litigation. To the maximum extent permitted by law, any exercise of power described in Section 2.18 of the Declaration of Trust shall be final, and binding on all persons (including shareholders of the Trust).

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SECTION 2. Derivative Actions.

(A) The purpose of this Article XIII, Section 2 is to protect the interests of the Trust and the shareholders of the Trust by establishing a process that will permit legitimate inquiries and claims to be made and considered while avoiding the time, expense, distraction and other harm that can be caused to the Trust and shareholders as a result of spurious shareholder demands and derivative actions. In addition to any requirements applicable to shareholders of a Massachusetts business corporation that are not inconsistent with the terms of this Declaration of Trust, a shareholder or shareholders may bring a derivative action on behalf of the Trust only in accordance with the terms of this Article XIII, Section 2.

(B) Except to the extent explicitly permitted under the federal securities laws, no shareholder or group of shareholders shall have the right to bring or maintain any court action, proceeding or claim on behalf of the Trust or any series or class of shares of the Trust without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim. Such demand shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees, unless the demanding shareholder(s) make a specific showing that irreparable nonmonetary injury to the Trust or series or class of shares of the Trust that the shareholder(s) could not reasonably have prevented would otherwise result. Such demand shall be mailed to the Secretary of the Trust at the Trust’s principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the shareholder(s) to support the allegations made in the demand. Within 90 days of receipt of any such demand, the Trustees shall consider the merits of the claim and determine whether commencing or maintaining a suit would be in the best interests of the Trust or the affected series or class, as applicable.  If, during this 90-day period, the Trustees conclude that a determination as to the maintenance of a suit cannot reasonably be made within the 90-day period, the Trustees may extend the 90-day period by a period of time that the Trustees consider will be sufficient to permit them to make such a determination, not to exceed 60 calendar days from the end of the initial 90-day period. In their sole discretion, the Trustees may submit the question of whether to proceed with the claim to a vote of shareholders of the Trust or a series or class of shares, as appropriate. To the maximum extent permitted by law, any decision by the Trustees to bring, maintain or settle (or not to bring, maintain or settle) such court action, proceeding or claim, or to submit the matter to a vote of shareholders, shall be final and binding upon the shareholders.

(C) Any Trustee acting in connection with any demand or any proceeding relating to a claim on behalf of or for the benefit of the Trust or any series or class thereof who is not an “interested person” of the Trust within the meaning of Section 2(a)(19) of the 1940 Act shall be deemed to be independent and disinterested with respect to any actions taken in connection with any such demand, proceeding, or claim. Without limiting the foregoing, a Trustee otherwise independent for purposes of considering the demand shall not be considered not to be independent and disinterested by virtue of (i) the fact that such Trustee receives remuneration for his service as a Trustee of the Trust or as a trustee or director of one or more investment companies with the same or an affiliated investment adviser or underwriter, (ii) the amount of such remuneration, (iii) the fact that such Trustee was identified in the demand as a potential defendant or witness or was named as a defendant in any derivative action, or (iv) the fact that the Trustee approved or participated in the act being challenged in the demand if the act resulted in no material personal benefit to the Trustee or, if the Trustee is also a shareholder, no material personal benefit that is not shared pro rata with other shareholders of the series or class of which the Trustee is a shareholder.

(D) For purposes of this Article XIII, Section 2, the Trustees may designate a committee to consider a demand by shareholders. Such committee (or the Trustees in the absence of a committee) shall be entitled to retain counsel or other advisers in considering the merits of the demand.

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SECTION 3. Exclusive Right of Action. To the maximum extent permitted by law, each shareholder of the Trust acknowledges and agrees that any alleged injury to the Trust’s property, any diminution in the value of the shareholder’s shares, or any other claim arising out of or relating to an allegation regarding the actions, inaction, or omissions of or by the Trustees, the Trust’s officers or the investment adviser of the Trust is a legal claim belonging only to the Trust and not to the shareholders individually. Accordingly, all shareholders shall be bound to bring any and all such claims pursuant only to the provisions of Article XIII, Section 2. The shareholders acknowledge that, for these purposes, the Trust is deemed to be a separate and distinct legal entity.

SECTION 4. Direct Claims. No group of shareholders shall have the right to bring or maintain a direct action or claim for monetary damages against the Trust or the Trustees predicated upon an express or implied right of action under the Declaration of Trust or the 1940 Act, nor shall any single shareholder, who is similarly situated to one or more other shareholders with respect to the alleged injury, have the right to bring such an action, unless such group of shareholders or shareholder has obtained authorization from the Trustees to bring the action. The requirement of authorization shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees. A request for authorization shall be mailed to the Secretary of the Trust at the Trust’s principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the group of shareholders or shareholder to support the allegations made in the request. The Trustees shall consider such request within 90 days of its receipt by the Trust. In their sole discretion, the Trustees may submit the matter to a vote of shareholders of the Trust or series or class of shares, as appropriate. Any decision by the Trustees to settle or to authorize (or not to settle or to authorize) such court action, proceeding or claim, or to submit the matter to a vote of shareholders, shall be made in their business judgment and shall be binding on all shareholders.

SECTION 5. No Implied Duties or Liabilities. Except to the extent required by applicable law or expressly stated herein, nothing in the Declaration of Trust or these By-Laws shall be deemed to create any fiduciary duty or other legal obligation (a) on the part of the Trustees or Trust officers to the Trust, the shareholders or any other Person; or (b) on the part of the Trust to any person.

SECTION 6. Applicable Law. The Trust is governed by and construed and administered according to the laws of the Commonwealth of Massachusetts. The Trust is of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust. Any suit, action or proceeding brought by or in the right of any shareholder of the Trust or any person claiming any interest in any shares of the Trust seeking to enforce any provision of, or based on any matter arising out of, related to, or in connection with, the Declaration of Trust or the Trust, any series or class or any shares of the Trust, including without limitation any claim (whether direct, derivative or otherwise) of any nature against or on behalf of the Trust, any series or class, the Trustees or officers of the Trust or the investment adviser of the Trust, shall be brought exclusively in the United States District Court for the District of Massachusetts, or to the extent such court does not have jurisdiction than such actions and/or claims, shall be brought in the Superior Court of Suffolk County for the Commonwealth of Massachusetts. If a shareholder or group of shareholders bring a claim in a jurisdiction other than as specified above, and venue for such claim is subsequently changed through legal process to the United States District Court for the District of Massachusetts or the Superior Court of Suffolk County for the Commonwealth of Massachusetts, such shareholder(s) shall reimburse all expenses incurred by the Trust or any other person in effecting such change of venue.

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SECTION 7. Provisions in Conflict with Law or Regulations.

(A) The provisions of the Declaration of Trust and By-Laws are severable, and if the Trustees shall determine, with the advice of legal counsel, that any of such provisions is in conflict with the 1940 Act, the Internal Revenue code of 1986 or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of the Declaration of Trust or By-Laws, as applicable; provided, however, that such determination shall not affect any of the remaining provisions of the Declaration of Trust or By-Laws or render invalid or improper any action taken or omitted prior to such determination.

(B) If any provision of the Declaration of Trust or By-Laws shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provisions in any other jurisdiction or any other provision of the Declaration of Trust or By-Laws in any jurisdiction.

ARTICLE XIV

Report to Shareholders

SECTION 1. Reports to Shareholders. The Trustees shall at least semi-annually transmit by written, electronic, computerized or other alternative means to the shareholders a written report of the financial statements of the Trust, which shall at least annually be certified by independent public accountants.

ARTICLE XV

Amendments

SECTION 1. Amendments. These By-Laws may be amended at any meeting of the Trustees by a vote of a majority of the Trustees then in office; provided, however, that any provision of Article XI may be amended only by a two-thirds vote of such Trustees.

Dated: March 23, 2020

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APPENDIX I

DESIGNATION

SERIES A: A series of 2,200 Preferred Shares, liquidation preference $25,000 per share, is hereby designated “Series A Auction Rate Cumulative Preferred Shares” (“Series A”). Each share of Series A may be issued on a date to be determined by the Board of Trustees of the Trust or pursuant to their delegated authority; have an initial Dividend Rate and an initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Trustees of the Trust or pursuant to their delegated authority; and have such other preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, in addition to those required by applicable law or set forth in the Declaration applicable to preferred shares of the Trust, as are set forth in Part I and Part II of these By-laws. The Series A shall constitute a separate series of Preferred Shares of the Trust.

SERIES B: A series of 2,200 Preferred Shares, liquidation preference $25,000 per share, is hereby designated “Series B Auction Rate Cumulative Preferred Shares” (“Series B”). Each share of Series B may be issued on a date to be determined by the Board of Trustees of the Trust or pursuant to their delegated authority; have an initial Dividend Rate and an initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Trustees of the Trust or pursuant to their delegated authority; and have such other preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, in addition to those required by applicable law or set forth in the Declaration applicable to preferred shares of the Trust, as are set forth in Part I and Part II of these By-laws. The Series B shall constitute a separate series of Preferred Shares of the Trust.

PART I: PREFERRED SHARES TERMS

1.       Number of Shares; Ranking.

(a)       The initial number of authorized shares constituting Series A is 2,200 shares. The initial number of authorized shares constituting Series B is 2,200 shares. No fractional shares of either Series shall be issued.

(b)       Shares of each Series which at any time have been redeemed or purchased by the Trust shall, after such redemption or purchase, have the status of authorized but unissued preferred shares.

(c)       Shares of each Series shall rank on a parity with shares of any other series of preferred shares (including any other shares of Preferred Shares) as to the payment of dividends to which such shares are entitled and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust.

(d)       No Holder of shares of any Series shall have, solely by reason of being such a holder, any preemptive or other right to acquire, purchase or subscribe for any shares of any Series, shares of Common Shares of the Trust or other securities of the Trust which it may hereafter issue or sell.

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2.       Dividends.

(a)       The Holders of shares of each Series shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available therefore, cumulative cash dividends on their shares at the Applicable Rate, determined as set forth in paragraph (c) of this Section 2, and no more, payable on the respective dates determined as set forth in paragraph (b) of this Section 2. Dividends on the Outstanding shares of each Series issued on the Date of Original Issue shall accumulate from the Date of Original Issue.

(b)(i)       Dividends shall be payable when, as and if declared by the Board of Trustees following the initial Dividend Payment Date, subject to subparagraph (b)(ii) of this Section 2, on the shares of each Series, as follows:

(A)       with respect to any Dividend Period of one year or less, on the Business Day following the last day of such Dividend Period; provided however, if the Dividend Period is more than 91 days then on the 91st, 181st and 271st days within such period, if applicable, and on the Business Day following the last day of such Dividend Period; and

(B)       with respect to any Dividend Period of more than one year, on a quarterly basis on each January 1, April 1, July 1 and October 1 within such Dividend Period and on the Business Day following the last day of such Dividend Period.

(ii)       If a day for payment of dividends resulting from the application of subparagraph (b)(i) above is not a Business Day, then the Dividend Payment Date shall be the first Business Day following such day for payment of dividends.

(iii)       The Trust shall pay to the Paying Agent not later than 12:00 p.m., New York City time, on the Business Day next preceding each Dividend Payment Date for a Series, an aggregate amount of funds available on the next Business Day in The City of New York, New York, equal to the dividends to be paid to all Holders of such Series on such Dividend Payment Date. The Trust shall not be required to establish any reserves for the payment of dividends.

(iv)       All moneys paid to the Paying Agent for the payment of dividends shall be held in trust for the payment of such dividends by the Paying Agent for the benefit of the Holders specified in subparagraph (b)(v) of this Section 2. Any moneys paid to the Paying Agent in accordance with the foregoing but not applied by the Paying Agent to the payment of dividends, including interest earned on such moneys, will, to the extent permitted by law, be repaid to the Trust at the end of 90 days from the date on which such moneys were to have been so applied.

(v)       Each dividend on each Series shall be paid on the Dividend Payment Date therefore to the Holders of that Series as their names appear on the share ledger or share records of the Trust on the Business Day next preceding such Dividend Payment Date, to the Holders as their names appear on the share ledger or share records of the Trust on such date; provided, however, if dividends are in arrears, they may be declared and paid at any time to Holders as their names appear on the share ledger or share records of the Trust on such date not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Trustees. No interest will be payable in respect of any dividend payment or payments which may be in arrears.

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(c)(i) The dividend rate on Outstanding shares of each Series during the period from and after the Date of Original Issue to and including the last day of the initial Dividend Period therefore shall be equal to the rate per annum set forth under “Designation” above. For each subsequent Dividend Period, the dividend rate shall be equal to the rate per annum that results from an Auction; provided, however, that if an Auction for any subsequent Dividend Period of a Series is not held for any reason or if Sufficient Clearing Orders have not been made in an Auction (other than as a result of all shares of any Series being the subject of Submitted Hold Orders), then the dividend rate on the shares of that Series for any such Dividend Period shall be the Maximum Rate (except (i) during a Default Period when the dividend rate shall be the Default Rate, as set forth in Section 2(c)(ii) below) or (ii) after a Default Period and prior to the beginning of the next Dividend Period when the dividend rate shall be the Maximum Rate at the close of business on the last day of such Default Period). The rate per annum at which dividends are payable on shares of each Series as determined pursuant to this Section 2(c)(i) shall be the “Applicable Rate.”

(ii)       Subject to the cure provisions in Section 2(c)(iii) below, a “Default Period” with respect to a particular Series will commence on any date the Trust fails to deposit irrevocably in trust in same-day funds, with the Paying Agent by 12:00 noon, New York City time, (A) the full amount of any declared dividend on that Series payable on the Dividend Payment Date (a “Dividend Default”) or (B) the full amount of any redemption price (the “Redemption Price”) payable on the date fixed for redemption (the “Redemption Date”) (a “Redemption Default”) and together with a Dividend Default and a Redemption Default, hereinafter referred to as “Default”).

Subject to the cure provisions of Section 2(c)(iii) below, a Default Period with respect to a Dividend Default or a Redemption Default shall end on the Business Day on which, by 12:00 noon, New York City time, all unpaid dividends and any unpaid Redemption Price shall have been deposited irrevocably in trust in same-day funds with the Paying Agent. In the case of a Dividend Default, no Auction shall be held during a Default Period applicable to that Series and the Applicable Rate for each Dividend Period commencing during a Default Period will be equal to the Default Rate, and each subsequent Dividend Period commencing after the beginning of a Default Period shall be a Standard Rate Period; provided, however, that the commencement of a Default Period will not by itself cause the commencement of a new Dividend Period. No Auction shall be held during a Default Period applicable to that Series.

(iii)       No Default Period with respect to a Dividend Default or Redemption Default shall be deemed to commence if the amount of any dividend or any Redemption Price due (if such default is not solely due to the willful failure of the Trust) is deposited irrevocably in trust, in same-day funds with the Paying Agent by 12:00 noon, New York City time within three Business Days after the applicable Dividend Payment Date or Redemption Date, together with an amount equal to the Default Rate applied to the amount of such non-payment based on the actual number of days comprising such period divided by 360. The Default Rate shall be equal to the Reference Rate multiplied by three (3).

(iv)       The amount of dividends per share payable (if declared) on each Dividend Payment Date of each Dividend Period of less than one (1) year (or in respect of dividends on another date in connection with a redemption during such Dividend Period) shall be computed by multiplying the Applicable Rate (or the Default Rate) for such Dividend Period (or a portion thereof) by a fraction, the numerator of which will be the number of days in such Dividend Period (or portion thereof) that such share was Outstanding and for which the Applicable Rate or the Default Rate was applicable and the denominator of which will be 360, multiplying the amount so obtained by $25,000, and rounding the amount so obtained to the nearest cent. During any Dividend Period of one (1) year or more, the amount of dividends per share payable on any Dividend Payment Date (or in respect of dividends on another date in connection with a redemption during such Dividend Period) shall be computed as described in the preceding sentence, except that it will be determined on the basis of a year consisting of twelve 30-day months.

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(d)       Any dividend payment made on shares of any Series shall first be credited against the earliest accumulated but unpaid dividends due with respect to such Series.

(e)       For so long as the Preferred Shares are Outstanding, except as otherwise contemplated by Part I of these By-laws, the Trust will not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Shares or other shares, ranking junior to the Preferred Shares as to dividends or upon liquidation) with respect to Common Shares or any other shares of the Trust ranking junior to the Preferred Shares as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or other shares ranking junior to the Preferred Shares (except by conversion into or exchange for shares of the Trust ranking junior to the Preferred Shares as to dividends and upon liquidation), unless (i) immediately after such transaction, the Trust would have Eligible Assets with an aggregate Discounted Value at least equal to the Preferred Shares Basic Maintenance Amount and the 1940 Act Preferred Shares Asset Coverage would be achieved, (ii) all cumulative an unpaid dividends due on or prior to the date of the transaction have been declared and paid in full with respect to the Trust’s preferred shares, including the Preferred Shares, and (iii) the Trust has redeemed the full number of preferred shares required to be redeemed by any mandatory provision for redemption including shares of the Preferred Shares required to be redeemed by any provision for mandatory redemption contained in Section 3(a)(ii) of Part I of these By-laws.

(f)       For so long as the Preferred Shares are Outstanding, except as set forth in the next sentence, the Trust will not declare, pay or set apart for payment on any series of shares of the Trust ranking, as to the payment of dividends, on a parity with the Preferred Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid on the Preferred Shares through their most recent Dividend Payment Date. When dividends are not paid in full upon the Preferred Shares through their most recent Dividend Payment Date or upon any other series of shares ranking on a parity as to the payment of dividends with Preferred Shares through their most recent respective Dividend Payment Dates, all dividends declared upon Preferred Share and any other such series of shares ranking on a parity as to the payment of dividends with Preferred Shares shall be declared pro rata so that the amount of dividends declared per share on Preferred Shares and such other series of preferred shares shall in all cases bear to each other the same ratio that accumulated dividends per share on the Preferred Shares and such other series of preferred shares bear to each other.

(g)       The Trust will not declare, pay or set apart for payment any dividend or other distribution in respect to any Series (i) if there is any event of payment default which has occurred and is continuing under indebtedness senior to such Series (such senior indebtedness including but not limited to indebtedness under the Credit Agreement) or (ii) unless immediately after such transaction, the Trust would have Eligible Assets with an aggregate Discounted Value at least equal to the asset coverage requirements under the indebtedness senior to such Series.

3.       Redemption.

(a)(i)        After the initial Dividend Period, subject to the provisions of this Section 3 and to the extent permitted under the Investment Company Act and Massachusetts law, the Trust may, at its option, redeem in whole or in part out of funds legally available therefore shares of any Series herein designated as (A) having a Dividend Period of one year or less, on the Business Day after the last day of such Dividend Period by delivering a notice of redemption not less than 15 calendar days and not more than 40 calendar days

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prior to the Redemption Date, at a redemption price per share equal to $25,000, plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared) to the Redemption Date (“Redemption Price”), or (B) having a Dividend Period of more than one year, on any Business Day prior to the end of the relevant Dividend Period by delivering a notice of redemption not less than 15 calendar days and not more than 40 calendar days prior to the Redemption Date, at the Redemption Price, plus a redemption premium, if any, determined by the Board of Trustees after consultation with the Broker-Dealers and set forth in any applicable Specific Redemption Provisions at the time of the designation of such Dividend Period as set forth in Section 4 of Part I of these By-laws; provided, however, that during a Dividend Period of more than one year no shares of any Series will be subject to optional redemption except in accordance with any Specific Redemption Provisions approved by the Board of Trustees after consultation with the Broker-Dealers at the time of the designation of such Dividend Period. Notwithstanding the foregoing, the Trust shall not give a notice of or effect any redemption pursuant to this Section 3(a)(i) unless, on the date on which the Trust gives such notice and on the Redemption Date (a) the Trust has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable Redemption Date and having a value not less than the amount (including any applicable premium) due to Holders of each Series by reason of the redemption of each Series on the Redemption Date and (b) the Trust would have Eligible Assets with an aggregate Discounted Value at least equal the Preferred Shares Basic Maintenance Amount immediately subsequent to such redemption, if such redemption were to occur on such date, it being understood that the provisions of paragraph (d) of this Section 3 shall be applicable in such circumstances in the event the Trust makes the deposit and takes the other action required thereby.

(ii)       If the Trust fails as of any Valuation Date to meet the Preferred Shares Basic Maintenance Amount Test or, as of the last Business Day of any month, the 1940 Act Preferred Shares Asset Coverage, and such failure is not cured within five Business Days following the relevant Valuation Date in the case of a failure to meet the Preferred Shares Basic Maintenance Amount Test or the last Business Day of the following month in the case of a failure to meet the 1940 Act Preferred Shares Asset Coverage (each an “Asset Coverage Cure Date”), the Preferred Shares will be subject to mandatory redemption out of funds legally available therefore. The number of Preferred Shares to be redeemed in such circumstances will be equal to the lesser of (A) the minimum number of Preferred Shares the redemption of which, if deemed to have occurred immediately prior to the opening of business on the relevant Asset Coverage Cure Date, would result in the Trust meeting the Preferred Shares Basic Maintenance Amount Test, and the 1940 Act Preferred Shares Asset Coverage, as the case may be, in either case as of the relevant Asset Coverage Cure Date (provided that, if there is no such minimum number of shares the redemption of which would have such result, all Preferred Shares then Outstanding will be redeemed), and (B) the maximum number of shares of Preferred Shares that can be redeemed out of funds expected to be available therefore on the Mandatory Redemption Date at the Mandatory Redemption Price set forth in subparagraph (a)(iv) of this Section 3.

(iii)       [Reserved]

(iv)       In determining the Preferred Shares required to be redeemed in accordance with the foregoing Section 3(a)(ii), the Trust shall allocate the number of shares required to be redeemed to satisfy the Preferred Shares Basic Maintenance Amount Test or the 1940 Act Preferred Shares Asset Coverage, as the case may be, pro rata among the Holders of the Preferred Shares in proportion to the number of shares they hold and shares of other preferred shares subject to mandatory redemption provisions similar to those contained in this Section 3, subject to the further provisions of this subparagraph (iv). The Trust shall effect any required mandatory redemption pursuant to: (A) the Preferred Shares Basic Maintenance Amount Test, as described in subparagraph (a)(ii) of this Section 3, no later than 30 days after the Trust last met the Preferred Shares Basic Maintenance Amount Test, or (B) the 1940 Act Preferred Shares Asset Coverage, as described in subparagraph (a)(ii) of this Section 3, no later than 30 days after the

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Asset Coverage Cure Date (the “Mandatory Redemption Date”), except that if the Trust does not have funds legally available for the redemption of, or is not otherwise legally permitted to redeem, the number of Preferred Shares which would be required to be redeemed by the Trust under clause (A) of subparagraph (a)(ii) of this Section 3 if sufficient funds were available, together with shares of other preferred shares which are subject to mandatory redemption under provisions similar to those contained in this Section 3, or the Trust otherwise is unable to effect such redemption on or prior to such Mandatory Redemption Date, the Trust shall redeem those Preferred Shares, and shares of other preferred shares which it was unable to redeem, on the earliest practicable date on which the Trust will have such funds available, upon notice pursuant to Section 3(b) to record owners of shares of the Preferred Shares to be redeemed and the Paying Agent. The Trust will deposit with the Paying Agent funds sufficient to redeem the specified number of Preferred Shares with respect to a redemption required under subparagraph (a)(ii) of this Section 3, by 1:00 p.m., New York City time, of the Business Day immediately preceding the Mandatory Redemption Date. If fewer than all of the Outstanding Preferred Shares are to be redeemed pursuant to this Section 3(a)(iv), the number of shares to be redeemed shall be redeemed pro rata from the Holders of such shares in proportion to the number of such shares held by such Holders, by lot or by such other method as the Trust shall deem fair and equitable, subject, however, to the terms of any applicable Specific Redemption Provisions. “Mandatory Redemption Price” means the Redemption Price plus (in the case of a Dividend Period of one year or more only) a redemption premium, if any, determined by the Board of Trustees after consultation with the Broker-Dealers and set forth in any applicable Specific Redemption Provisions.

(b)       In the event of a redemption pursuant to the foregoing Section 3(a), the Trust will file a notice of its intention to redeem with the Securities and Exchange Commission so as to provide at least the minimum notice required under Rule 23c-2 under the Investment Company Act or any successor provision. In addition, the Trust shall deliver a notice of redemption to the Auction Agent (the “Notice of Redemption”) containing the information set forth below (i) in the case of an optional redemption pursuant to Section 3(a)(i) above, one Business Day prior to the giving of notice to the Holders, (ii) in the case of a mandatory redemption pursuant to Section 3(a)(ii) above, on or prior to the 10th day preceding the Mandatory Redemption Date. The Auction Agent will use its reasonable efforts to provide telephonic notice to each Holder of shares of any Series called for redemption not later than the close of business on the Business Day immediately following the day on which the Auction Agent determines the shares to be redeemed (or, during a Default Period with respect to such shares, not later than the close of business on the Business Day immediately following the day on which the Auction Agent receives Notice of Redemption from the Trust). The Auction Agent shall confirm such telephonic notice in writing not later than the close of business on the third Business Day preceding the date fixed for redemption by providing the Notice of Redemption to each Holder of shares called for redemption, the Paying Agent (if different from the Auction Agent) and the Securities Depository. Notice of Redemption will be addressed to the registered owners of shares of any Series at their addresses appearing on the share records of the Trust. Such Notice of Redemption will set forth (i) the date fixed for redemption, (ii) the number and identity of shares of each Series to be redeemed, (iii) the redemption price (specifying the amount of accumulated dividends to be included therein), (iv) that dividends on the shares to be redeemed will cease to accumulate on such date fixed for redemption, and (v) the provision under which redemption shall be made. No defect in the Notice of Redemption or in the transmittal or mailing thereof will affect the validity of the redemption proceedings, except as required by applicable law. If fewer than all shares held by any Holder are to be redeemed, the Notice of Redemption mailed to such Holder shall also specify the number of shares to be redeemed from such Holder.

(c)       Notwithstanding the provisions of paragraph (a) of this Section 3, no preferred shares, including the Preferred Shares, may be redeemed at the option of the Trust unless all dividends in arrears on the Outstanding Preferred Shares and any other preferred shares have been or are being contemporaneously paid or set aside for payment; provided, however, that the foregoing shall not prevent the purchase or acquisition of outstanding preferred shares pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to Holders of all outstanding preferred shares.

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(d)       Upon the deposit of funds sufficient to redeem shares of any Series with the Paying Agent and the giving of the Notice of Redemption to the Auction Agent under paragraph (b) of this Section 3, dividends on such shares shall cease to accumulate and such shares shall no longer be deemed to be Outstanding for any purpose (including, without limitation, for purposes of calculating whether the Trust has met the Preferred Shares Basic Maintenance Amount Test or the 1940 Act Preferred Shares Asset Coverage), and all rights of the Holders of the shares so called for redemption shall cease and terminate, except the right of such Holder to receive the redemption price specified herein, but without any interest or other additional amount. Such redemption price shall be paid by the Paying Agent to the nominee of the Securities Depository. The Trust shall be entitled to receive from the Paying Agent, promptly after the date fixed for redemption, any cash deposited with the Paying Agent in excess of (i) the aggregate redemption price of the shares of any Series called for redemption on such date and (ii) such other amounts, if any, to which Holders of shares of any Series called for redemption may be entitled. Any funds so deposited that are unclaimed at the end of two years from such redemption date shall, to the extent permitted by law, be paid to the Trust, after which time the Holders of shares of each Series so called for redemption may look only to the Trust for payment of the redemption price and all other amounts, if any, to which they may be entitled; provided, however, that the Paying Agent shall notify all Holders whose funds are unclaimed by placing a notice in the Wall Street Journal concerning the availability of such funds for three consecutive weeks. The Trust shall be entitled to receive, from time to time after the date fixed for redemption, any interest earned on the funds so deposited.

(e)       To the extent that any redemption for which Notice of Redemption has been given is not made by reason of the absence of legally available funds therefore, or is otherwise prohibited, such redemption shall be made as soon as practicable to the extent such funds become legally available or such redemption is no longer otherwise prohibited. Failure to redeem shares of any Series shall be deemed to exist at any time after the date specified for redemption in a Notice of Redemption when the Trust shall have failed, for any reason whatsoever, to deposit in trust with the Paying Agent the redemption price with respect to any shares for which such Notice of Redemption has been given. Notwithstanding the fact that the Trust may not have redeemed shares of each Series for which a Notice of Redemption has been given, dividends may be declared and paid on shares of any Series and shall include those shares of any Series for which Notice of Redemption has been given but for which deposit of funds has not been made.

(f)       All moneys paid to the Paying Agent for payment of the redemption price of shares of any Series called for redemption shall be held in trust by the Paying Agent for the benefit of holders of shares so to be redeemed.

(g)       So long as any shares of any Series are held of record by the nominee of the Securities Depository, the redemption price for such shares will be paid on the date fixed for redemption to the nominee of the Securities Depository for distribution to Agent Members for distribution to the persons for whom they are acting as agent.

(h)       Except for the provisions described above, nothing contained in these By-laws limits any right of the Trust to purchase or otherwise acquire any shares of each Series outside of an Auction at any price, whether higher or lower than the price that would be paid in connection with an optional or mandatory redemption, so long as, at the time of any such purchase, there is no arrearage in the payment of dividends on, or the mandatory or optional redemption price with respect to, any shares of each Series for which Notice of Redemption has been given and the Trust meets the 1940 Act Preferred Shares Asset Coverage and the Preferred Shares Basic Maintenance Amount Test after giving effect to such purchase or acquisition on the date thereof. Any shares which are purchased, redeemed or otherwise acquired by the Trust shall have no voting rights. If fewer than all the Outstanding shares of any Series are redeemed or otherwise acquired by the Trust, the Trust shall give notice of such transaction to the Auction Agent, in accordance with the procedures agreed upon by the Board of Trustees.

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(i)       In the case of any redemption pursuant to this Section 3, only whole shares of each Series shall be redeemed, and in the event that any provision of the Declaration would require redemption of a fractional share, the Auction Agent shall be authorized to round up so that only whole shares are redeemed.

(j)       Notwithstanding anything herein to the contrary, including, without limitation, Section 6(i) of Part I of these By-laws, the Board of Trustees may authorize, create or issue other series of preferred shares, including other series of Preferred Shares, series of stock ranking on a parity with the Preferred Shares with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust, to the extent permitted by the 1940 Act, as amended, if upon issuance, the net proceeds from the sale of such stock (or such portion thereof needed to redeem or repurchase the Outstanding Preferred Shares) are deposited with the Auction Agent in accordance with Section 3(d) of Part I of these By-laws, Notice of Redemption as contemplated by Section 3(b) of Part I of these By-laws has been delivered prior thereto or is sent promptly thereafter, and such proceeds are used to redeem all Outstanding Preferred Shares or if upon the issuance of any such series, the Trust would meet the 1940 Act Preferred Shares Asset Coverage, the Preferred Shares Basic Maintenance Amount Test and the requirements of Section 12(b) of Part I of these By-laws.

(k)       Notwithstanding anything herein to the contrary, redemptions of preferred shares pursuant to this Section 3 shall comply with the terms and covenants of the Credit Agreement and no such redemptions shall be permitted to the extent they will cause an event of default under such agreements.

4.       Designation of Dividend Period.

(a)       The initial Dividend Period for each Series is as set forth under “Designation” above. The Trust will designate the duration of subsequent Dividend Periods of each Series; provided, however, that no such designation is necessary for a Standard Rate Period and, provided further, that any designation of a Special Rate Period shall be effective only if (i) notice thereof shall have been given as provided herein, (ii) any failure to pay in a timely manner to the Auction Agent the full amount of any dividend on, or the redemption price of, each Series shall have been cured as provided above, (iii) Sufficient Clearing Orders shall have existed in an Auction held on the Auction Date immediately preceding the first day of such proposed Special Rate Period, (iv) if the Trust shall have mailed a Notice of Redemption with respect to any shares, the redemption price with respect to such shares shall have been deposited with the Paying Agent, and (v) in the case of the designation of a Special Rate Period, the Trust has confirmed that as of the Auction Date next preceding the first day of such Special Rate Period, it has Eligible Assets with an aggregate Discounted Value at least equal to the Preferred Shares Basic Maintenance Amount, and the Trust has consulted with the Broker-Dealers and has provided notice of such designation and a Preferred Shares Basic Maintenance Certificate to each Rating Agency.

(b)       If the Trust proposes to designate any Special Rate Period, not fewer than 7 Business Days (or two Business Days in the event the duration of the Dividend Period prior to such Special Rate Period is fewer than 8 days) nor more than 30 Business Days prior to the first day of such Special Rate Period, notice shall be (i) made by press release and (ii) communicated by the Trust by telephonic or other means to the Auction Agent and confirmed in writing promptly thereafter. Each such notice shall state (A) that the Trust proposes to exercise its option to designate a succeeding Special Rate Period, specifying the first and last days thereof and (B) that the Trust will by 3:00 p.m., New York City time, on the second Business Day next preceding the first day of such Special Rate Period, notify the Auction Agent, who will promptly notify the Broker-Dealers, of either (x) its determination, subject to certain conditions, to proceed with such

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Special Rate Period, subject to the terms of any Specific Redemption Provisions, or (y) its determination not to proceed with such Special Rate Period, in which latter event the succeeding Dividend Period shall be a Standard Rate Period. No later than 3:00 p.m., New York City time, on the second Business Day next preceding the first day of any proposed Special Rate Period, the Trust shall deliver to the Auction Agent, who will promptly deliver to the Broker- Dealers and Existing Holders, either:

(i)       a notice stating (A) that the Trust has determined to designate the next succeeding Dividend Period as an Special Rate Period, specifying the first and last days thereof and (B) the terms of any Specific Redemption Provisions; or

(ii)       a notice stating that the Trust has determined not to exercise its option to designate a Special Rate Period.

If the Trust fails to deliver either such notice with respect to any designation of any proposed Special Rate Period to the Auction Agent or is unable to make the confirmation provided in clause (v) of Paragraph (a) of this Section 4 by 3:00 p.m., New York City time, on the second Business Day next preceding the first day of such proposed Special Rate Period, the Trust shall be deemed to have delivered a notice to the Auction Agent with respect to such Dividend Period to the effect set forth in clause (ii) above, thereby resulting in a Standard Rate Period.

5.       Restrictions on Transfer.

Shares of each Series may be transferred only (a) pursuant to an order placed in an Auction, (b) to or through a Broker-Dealer or (c) to the Trust or any Affiliate. Notwithstanding the foregoing, a transfer other than pursuant to an Auction will not be effective unless the selling Existing Holder or the Agent Member of such Existing Holder, in the case of an Existing Holder whose shares are listed in its own name on the books of the Auction Agent, or the Broker-Dealer or Agent Member of such Broker-Dealer, in the case of a transfer between persons holding shares of any Series through different Broker-Dealers, advises the Auction Agent of such transfer. The certificates representing the shares of each Series issued to the Securities Depository will bear legends with respect to the restrictions described above and stop-transfer instructions will be issued to the Transfer Agent and/or Registrar.

6.       Voting Rights.

(a)       Except as otherwise provided in the Declaration or as otherwise required by applicable law, (i) each Holder of shares of any Series shall be entitled to one vote for each share of any Series held on each matter submitted to a vote of shareholders of the Trust, and (ii) the holders of outstanding shares of preferred shares, including each Series, and shares of Common Shares shall vote together as a single class on all matters submitted to stockholders; provided, however, that, at any meeting of the shareholders of the Trust held for the election of trustees, the holders of outstanding shares of preferred shares, including each Series, represented in person or by proxy at said meeting, shall be entitled, as a class, to the exclusion of the holders of all other securities and classes of capital stock of the Trust, to elect two trustees of the Trust, each share of preferred shares, including each Series, entitling the holder thereof to one vote. Except as set forth in paragraph (b) of this Section 6, the class of outstanding preferred shares, including each Series, shall not be entitled to participate in the election of any other trustees of the Trust.

(b)       During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a “Voting Period”), the number of trustees constituting the Board of Trustees shall be automatically increased by the smallest number that, when added to the two trustees elected exclusively by the holders of shares of preferred shares, including each Series, would constitute a majority of the Board of Trustees as so increased by such smallest number; and the holders of shares of

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preferred shares, including each Series, shall be entitled, voting as a class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of capital stock of the Trust), to elect such smallest number of additional trustees, together with the two trustees that such holders are in any event entitled to elect. A Voting Period shall commence:

(i)       if at the close of business on any Dividend Payment Date accumulated dividends (whether or not earned or declared) on preferred shares, including each Series, equal to at least two full years’ dividends shall be due and unpaid; or

(ii)       if at any time holders of any other shares of preferred shares are entitled under the 1940 Act to elect a majority of the trustees of the Trust.

Upon the termination of a Voting Period, the voting rights described in this paragraph (b) of Section 6 shall cease, subject always, however, to the revesting of such voting rights in the holders of preferred shares, including each Series, upon the further occurrence of any of the events described in this paragraph (b) of Section 6.

(c)       As soon as practicable after the accrual of any right of the holders of shares of preferred shares, including each Series, to elect additional trustees as described in paragraph (b) of this Section 6, the Trust shall notify the Auction Agent, and the Auction Agent shall call a special meeting of such holders, by mailing a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 90 days after the date of mailing of such notice. If the Trust fails to send such notice to the Auction Agent or if the Auction Agent does not call such a special meeting, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting of holders of preferred shares, including each Series, held during a Voting Period at which trustees are to be elected, such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of capital stock of the Trust), shall be entitled to elect the number of trustees prescribed in paragraph (b) of this Section 6 on a one-vote-per-share basis.

(d)       The holders of preferred shares, including each Series, may also have such other voting rights as are contemplated by Article V of the Trust’s Declaration of Trust.

(e)       For purposes of determining any rights of the holders of preferred shares, including each Series, to vote on any matter, whether such right is created by the Certificate, by statute or otherwise, if redemption of some or all of the preferred shares, including each Series, is required, no holder of preferred shares, including each Series, shall be entitled to vote and no share of preferred shares, including each Series, shall be deemed to be “outstanding” for the purpose of voting or determining the number of shares required to constitute a quorum, if prior to or concurrently with the time of determination, sufficient Deposit Securities for the redemption of such shares have been deposited in the case of Preferred Shares in trust with the Paying Agent for that purpose and the requisite Notice of Redemption with respect to such shares shall have been given as provided in Section 3(b) of Part I of these By-laws and in the case of other preferred shares the Trust has otherwise met the conditions for redemption applicable to such preferred shares.

(f)       The terms of office of all persons who are trustees of the Trust at the time of a special meeting of Holders of the Preferred Shares and holders of other preferred shares to elect trustees pursuant to paragraph (b) of this Section 6 shall continue, notwithstanding the election at such meeting by the holders of the number of trustees that they are entitled to elect.

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(g)       Simultaneously with the termination of a Voting Period, the terms of office of the additional trustees elected by the Holders of the Preferred Shares and holders of other preferred shares pursuant to paragraph (b) of this Section 6 shall terminate, the remaining trustees shall constitute the trustees of the Trust and the voting rights of such holders to elect additional trustees pursuant to paragraph (b) of this Section 6 shall cease, subject to the provisions of the last sentence of paragraph (b) of this Section 6.

(h)       Unless otherwise required by law or in the Trust’s charter documents, the Holders of Preferred Shares shall not have any relative rights or preferences or other special rights other than those specifically set forth herein. In the event that the Trust fails to pay any dividends on the Preferred Shares of the Trust or fails to redeem any Preferred Shares which it is required to redeem, or any other event occurs which requires the mandatory redemption of Preferred Shares and the required Notice of Redemption has not been given, other than the rights set forth in paragraph (a) of Section 3 of Part I of these By-laws, the exclusive remedy of the Holders of Preferred Shares shall be the right to vote for trustees pursuant to the provisions of paragraph (b) of this Section 6. In no event shall the Holders of Preferred Shares have any right to sue for, or bring a proceeding with respect to, such dividends or redemptions or damages for the failure to receive the same.

(i)       So long as any of the preferred shares, are outstanding, the Trust will not, without the affirmative vote of the holders of a majority of the outstanding preferred shares, (i) institute any proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or a substantial part of its property, or make any assignment for the benefit of creditors, or, except as may be required by applicable law, admit in writing its inability to pay its debts generally as they become due or take any corporate action in furtherance of any such action; (ii) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any material lien, mortgage, pledge, charge, security interest, security agreement, conditional sale or trust receipt or other material encumbrance of any kind upon any of the Trust’s assets as a whole, except (A) liens the validity of which are being contested in good faith by appropriate proceedings, (B) liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (C) liens, pledges, charges, security interests, security agreements or other encumbrances arising in connection with any indebtedness senior to the Preferred Shares, (D) liens, pledges, charges, security interests, security agreements or other encumbrances arising in connection with any indebtedness permitted under clause (iii) below and (E) liens to secure payment for services rendered including, without limitation, services rendered by the Trust’s Paying Agent and the Auction Agent; or (iii) create, authorize, issue, incur or suffer to exist any indebtedness for borrowed money or any direct or indirect guarantee of such indebtedness for borrowed money or any direct or indirect guarantee of such indebtedness, except the Trust may borrow as may be permitted by the Trust’s investment restrictions; provided, however, that transfers of assets by the Trust subject to an obligation to repurchase shall not be deemed to be indebtedness for purposes of this provision to the extent that after any such transaction the Trust has Eligible Assets with an aggregate Discounted Value at least equal to the Preferred Shares Basic Maintenance Amount as of the immediately preceding Valuation Date.

(j)       The affirmative vote of the holders of a majority of the outstanding preferred shares, including each Series, voting as a separate class, shall be required to approve any plan of reorganization (as such term is used in the Investment Company Act) adversely affecting such shares or any action requiring a vote of security holders of the Trust under Section 13(a) of the Investment Company Act. In the event a vote of holders of preferred shares is required pursuant to the provisions of Section 13(a) of the Investment Company Act, the Trust shall, not later than ten Business Days prior to the date on which such vote is to be taken, notify each Rating Agency that such vote is to be taken and the nature of the action with respect to which such vote is to be taken and shall, not later than ten Business Days after the date on which such vote is taken, notify each Rating Agency of the results of such vote.

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(k)       The affirmative vote of the holders of a majority of the outstanding preferred shares of any series, voting separately from any other series, shall be required with respect to any matter that materially and adversely affects the rights, preferences, or powers of that series in a manner different from that of other series or classes of the Trust’s shares of capital stock. For purposes of the foregoing, no matter shall be deemed to adversely affect any right, preference or power unless such matter (i) alters or abolishes any preferential right of such series; (ii) creates, alters or abolishes any right in respect of redemption of such series; or (iii) creates or alters (other than to abolish) any restriction on transfer applicable to such series. The vote of holders of any series described in this Section 6(k) will in each case be in addition to a separate vote of the requisite percentage of Common Shares and/or preferred shares necessary to authorize the action in question.

(l)       The Board of Trustees, without the vote or consent of any holder of the preferred shares or any other shareholder of the Trust, may from time to time amend, alter or repeal any or all of the definitions contained herein, add covenants and other obligations of the Trust, or confirm the applicability of covenants and other obligations set forth herein, all in connection with obtaining or maintaining the rating of any Rating Agency with respect to each Series, and any such amendment, alteration or repeal will not be deemed to affect the preferences, rights or powers of Preferred Shares or the Holders thereof, provided that the Board of Trustees receives written confirmation from each relevant Rating Agency (with such confirmation in no event being required to be obtained from a particular Rating Agency with respect to definitions or other provisions relevant only to and adopted in connection with another Rating Agency’s rating of any Series) that any such amendment, alteration or repeal would not adversely affect the rating then assigned by such Rating Agency.

In addition, subject to compliance with applicable law, the Board of Trustees may amend the definition of Maximum Rate to increase the percentage amount by which the Reference Rate is multiplied to determine the Maximum Rate shown therein without the vote or consent of the holders of preferred shares, including each Series, or any other shareholder of the Trust, and without receiving any confirmation from any Rating Agency, after consultation with the Broker-Dealers, provided that immediately following any such increase the Trust would meet the Preferred Shares Basic Maintenance Amount Test.

(m)       Unless otherwise required by law, Holders of shares of each Series shall not have any relative rights or preferences or other special rights other than those specifically set forth herein. The Holders of shares of each Series shall have no rights to cumulative voting. In the event that the Trust fails to pay any dividends on the shares of any Series, the exclusive remedy of the Holders shall be the right to vote for trustees pursuant to the provisions of this Section 6.

(n)       The foregoing voting provisions will not apply with respect to any series if, at or prior to the time when a vote is required, such shares have been (i) redeemed or (ii) called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

7.       Liquidation Rights.

(a)       In the event of any liquidation, dissolution or winding up of the affairs of the Trust, whether voluntary or involuntary, the Holders of Preferred Shares, including each Series, shall be entitled to receive out of the assets of the Trust available for distribution to stockholders, after claims of creditors but before distribution to stockholders, after claims of creditors but before any distribution or payment shall be made in respect of the Common Stock or any other stock of the Trust ranking junior to the preferred shares, as to liquidation payments, a liquidation distribution in the amount of $25,000 per share (the “Liquidation

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Preference”), plus an amount equal to all unpaid dividends accrued to and including the date fixed for such distribution or payment (whether or not declared by the Trust, but excluding interest thereon), but such Holders shall be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up.

(b)       If, upon any such liquidation, dissolution or winding up of the affairs of the Trust, whether voluntary or involuntary, the assets of the Trust available for distribution among the holders of all outstanding preferred shares, including each Series, shall be insufficient to permit the payment in full to such holders of the amounts to which they are entitled, then such available assets shall be distributed among the holders of preferred shares, including each Series, ratably in any such distribution of assets according to the respective amounts which would be payable on all such shares if all amounts thereon were paid in full. Unless and until payment in full has been made to the holders of preferred shares, including each Series, of the liquidation distributions to which they are entitled, no dividends or distributions will be made to holders of Common Stock or any stock of the Trust ranking junior to the preferred shares as to liquidation.

(c)       Neither the consolidation nor merger of the Trust with or into any other corporation or corporations, nor the sale, lease, exchange or transfer by the Trust of all or substantially all of its property and assets, shall be deemed to be a liquidation, dissolution or winding up of the Trust for purposes of this Section 7.

(d)       After the payment to Holders of Preferred Shares of the full preferential amounts provided for in this Section 7, the Holders of the Preferred Shares as such shall have no right or claim to any of the remaining assets of the Trust.

(e)       In the event the assets of the Trust or proceeds thereof available for distribution to the Holders of Preferred Shares, upon dissolution, liquidation or winding up of the affairs of the Trust, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to paragraph (a) of this Section 7, no such distribution shall be made on account of any shares of any other series of preferred shares unless proportionate distributive amounts shall be paid on account of the Preferred Shares, ratably, in proportion to the full distributable amounts to which holders of all preferred shares are entitled upon such dissolution, liquidation or winding up.

(f)       Subject to the rights of the holders of other preferred shares or after payment shall have been made in full to the Holders of Preferred Shares as provided in paragraph (a) of this Section 7, but not prior thereto, any other series or class of stock ranking junior to the Preferred Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust shall, subject to any respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of the Preferred Shares shall not be entitled to share therein.

8.       Auction Agent.

For so long as any shares of Preferred Shares are Outstanding, the Auction Agent, duly appointed by the Trust to so act, shall be in each case a commercial bank, trust company or other financial institution independent of the Trust and its Affiliates (which, however, may engage or have engaged in business transactions with the Trust or its Affiliates) and at no time shall the Trust or any of its Affiliates act as the Auction Agent in connection with the Auction Procedures. If the Auction Agent resigns or for any reason its appointment is terminated during any period that any shares of any Series are Outstanding, the Trust shall use its best efforts promptly thereafter to appoint another qualified commercial bank, trust company or financial institution to act as the Auction Agent.

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9.       1940 Act Preferred Shares Asset Coverage.

The Trust shall maintain, as of the last Business Day of each month in which any Preferred Shares are Outstanding, the 1940 Act Preferred Shares Asset Coverage; provided, however, that Section 3(a)(ii) shall be the sole remedy in the event the Trust fails to do so.

10.       Preferred Shares Basic Maintenance Amount.

So long as any Preferred Shares are Outstanding and any Rating Agency so requires, the Trust shall maintain, as of each Valuation Date, Moody’s Eligible Assets having an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount; provided, however, that Section 3(a)(ii) shall be the sole remedy in the event the Trust fails to do so.

11.       [Reserved]

12.       Certain Other Restrictions.

So long as any Preferred Shares are Outstanding and Moody’s so requires, the Trust will not, unless it has received written confirmation from Moody’s that any such action would not impair the rating then assigned by Moody’s to the Preferred Shares, engage in any one or more of the following transactions:

(i)       purchase or sell futures contracts or options thereon with respect to portfolio securities or write put or call options on portfolio securities if the aggregate notional amount exceeds 2 ½% of the Trust’s total assets;

(ii)       except in connection with a refinancing of the Preferred Shares, issue additional shares of any series of preferred shares, including any Series or reissue any shares of preferred shares, including any Series previously purchased or redeemed by the Trust;

(iii)       engage in any short sales of securities;

(iv)       lend portfolio securities;

(v)       merge or consolidate into or with any other corporation;

(vi)       engage in any reverse repurchase agreement or forms of leverage for hedging purposes if the aggregate notional amount exceeds 10% of the Trust’s total assets or engage in forms of leverage for non-hedging purposes; or

(vii)       change the Pricing Service to a service other than an Approved Pricing Service.

13.       Compliance Procedures For Asset Maintenance Tests.

For so long as any Preferred Shares are Outstanding and any Rating Agency so requires:

(a)       As of each Valuation Date, the Trust shall determine (i) the Market Value of each Eligible Asset owned by the Trust on that date, (ii) the Discounted Value of each such Eligible Asset, (iii) whether the Preferred Shares Basic Maintenance Amount Test is met as of that date, (iv) the value (as used in the Investment Company Act) of the total assets of the Trust, less all liabilities, and (v) whether the 1940 Act Preferred Shares Asset Coverage is met as of that date.

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(b)       Upon any failure to meet the Preferred Shares Basic Maintenance Amount Test or 1940 Act Preferred Shares Asset Coverage on any Valuation Date, the Trust may use reasonable commercial efforts (including, without limitation, altering the composition of its portfolio, purchasing shares of the Preferred Shares outside of an Auction or, in the event of a failure to file a certificate on a timely basis, submitting the requisite certificate), to meet (or certify in the case of a failure to file a certificate on a timely basis, as the case may be) the Preferred Shares Basic Maintenance Amount Test or 1940 Act Preferred Shares Asset Coverage on or prior to the Asset Coverage Cure Date.

(c)       [Reserved]

(d)       The Trust shall deliver to the Auction Agent and each Rating Agency a certificate which sets forth a determination of items (i)-(iii) of paragraph (a) of this Section 13 (a “Preferred Shares Basic Maintenance Certificate”) as of (A) the Date of Original Issue, (B) the last Valuation Date of each quarter, (C) any date requested by any Rating Agency, (D) a Business Day on or before any Asset Coverage Cure Date relating to the Trust’s cure of a failure to meet the Preferred Shares Basic Maintenance Amount Test, and (E) any day that Common or Preferred Shares are redeemed. Such Preferred Shares Basic Maintenance Certificate shall be delivered in the case of clause (i)(A) on the Date of Original Issue and in the case of all other clauses above on or before the seventh Business Day after the relevant Valuation Date or Asset Coverage Cure Date.

(e)       The Trust shall deliver to the Auction Agent and each Rating Agency a certificate which sets forth a determination of items (iv) and (v) of paragraph (a) of this Section 13 (a “1940 Act Preferred Shares Asset Coverage Certificate”) (i) as of the Date of Original Issue, and (ii) as of (A) the last Valuation Date of each quarter thereafter, and (B) as of a Business Day on or before any Asset Coverage Cure Date relating to the failure to meet the 1940 Act Preferred Shares Asset Coverage. Such 1940 Act Preferred Shares Asset Coverage Certificate shall be delivered in the case of clause (i) on the Date of Original Issue and in the case of clause (ii) on or before the seventh Business Day after the relevant Valuation Date or the Asset Coverage Cure Date. The certificates required by paragraphs (d) and (e) of this Section 13 may be combined into a single certificate.

(f)       [Reserved]

(g)       Within ten Business Days of the Date of Original Issue, the Trust shall deliver to the Auction Agent and each Rating Agency a letter prepared by the Trust’s independent auditors (an “Auditor’s Certificate”) regarding the accuracy of the calculations made by the Trust in the Preferred Shares Basic Maintenance Certificate and the 1940 Act Preferred Shares Asset Coverage Certificate required to be delivered by the Trust on the Date of Original Issue. Within ten Business Days after delivery of the Preferred Shares Basic Maintenance Certificate and the 1940 Act Preferred Shares Asset Coverage Certificate relating to the last Valuation Date of each fiscal quarter of the Trust, the Trust will deliver to the Auction Agent and each Rating Agency an Auditor’s Certificate regarding the accuracy of the calculations made by the Trust in such Certificates and in one other Preferred Shares Basic Maintenance Certificate randomly selected by the Trust’s independent auditors during such fiscal quarter. In addition, the Trust will deliver to the persons specified in the preceding sentence an Auditor’s Certificate regarding the accuracy of the calculations made by the Trust on each Preferred Shares Basic Maintenance Certificate and 1940 Act Preferred Shares Asset Coverage Certificate delivered in relation to an Asset Coverage Cure Date within ten days after the relevant Asset Coverage Cure Date. If an Auditor’s Certificate shows that an error was made in any such report, the calculation or determination made by the Trust’s independent auditors will be conclusive and binding on the Trust.

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(h)       The Auditor’s Certificates referred to in paragraph (g) above will confirm, based upon the independent auditors review of portfolio data provided by the Trust, (i) the mathematical accuracy of the calculations reflected in the related Preferred Shares Basic Maintenance Amount Certificates and 1940 Act Preferred Shares Asset Coverage Certificates, (ii) that, based upon such calculations, the Trust had, at such Valuation Date, met the Preferred Shares Basic Maintenance Amount Test, and (iii) that the Trust met the Moody’s General Portfolio Requirements.

(i)       In the event that a Preferred Shares Basic Maintenance Certificate or 1940 Act Preferred Shares Asset Coverage Certificate with respect to an applicable Valuation Date is not delivered within the time periods specified in this Section 13, the Trust shall be deemed to have failed to meet the Preferred Shares Basic Maintenance Amount Test or the 1940 Act Preferred Shares Asset Coverage, as the case may be, on such Valuation Date for purposes of Section 13(b) of Part I of these By-laws. In the event that a Preferred Shares Basic Maintenance Certificate, a 1940 Act Preferred Shares Asset Coverage Certificate or an applicable Auditor’s Certificate with respect to an Asset Coverage Cure Date is not delivered within the time periods specified herein, the Trust shall be deemed to have failed to meet the Preferred Shares Basic Maintenance Amount Test or the 1940 Preferred Shares Asset Coverage, as the case may be, as of the related Valuation Date.

(j)       In the event the outstanding Senior Securities (as defined in the Investment Company Act) of the Trust exceed 45% of the Trust’s total assets, the Trust will promptly notify each Rating Agency.

14.       [Reserved]

15.       Notice.

All notices or communications hereunder, unless otherwise specified in these By-laws, shall be sufficiently given if in writing and delivered in person, by telecopier or mailed by first-class mail, postage prepaid. Notices delivered pursuant to this Section 15 shall be deemed given on the earlier of the date received or the date five days after which such notice is mailed.

16.       Waiver.

To the extent permitted by Massachusetts law, holders of at least two-thirds of the Outstanding Preferred Shares, acting collectively, or each Series, acting as a separate series, may waive any provision hereof intended for their respective benefit in accordance with such procedures as may from time to time be established by the Board of Trustees.

17.       Termination.

In the event that no shares of the Preferred Shares are Outstanding, all rights and preferences of such shares established and designated hereunder shall cease and terminate, and all obligations of the Trust under these By-laws shall terminate.

18.       Amendment.

Subject to the provisions of these By-laws, the Board of Trustees may, by resolution duly adopted without shareholder approval (except as otherwise provided by these By-laws or required by applicable law), amend these By-laws to (1) reflect any amendments hereto which the Board of Trustees is entitled to adopt pursuant to the terms of Section 6(l) of Part I of these By-laws without shareholder approval or (2) add additional shares of each Series (and terms relating thereto). All such additional shares shall be governed by the terms of these By-laws. To the extent permitted by applicable law, the Board of Trustees may interpret, amend or adjust the provisions of these By-laws to resolve any inconsistency or ambiguity or to remedy any patent defect.

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19.       Definitions.

As used in Part I and Part II of these By-laws, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

“ ‘AA’ Financial Composite Commercial Paper Rate” on any date means (i) the interest equivalent of the 7-day rate, in the case of a Dividend Period which is a Standard Rate Period or shorter; for Dividend Periods greater than 7 days but fewer than or equal to 31 days, the 30-day rate; for Dividend Periods greater than 31 days but fewer than or equal to 61 days, the 60-day rate; for Dividend Periods greater than 61 days but fewer than or equal to 91 days, the 90 day rate; for Dividend Periods greater than 91 days but fewer than or equal to 270 days, the rate described in (ii); for Dividend Periods greater than 270 days, the Treasury Index Rate; on commercial paper on behalf of issuers whose corporate bonds are rated “AA” by S&P, or the equivalent of such rating by another nationally recognized rating agency, as announced by the Federal Reserve Bank of New York for the close of business on the Business Day immediately preceding such date; or (ii) if the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the interest equivalent of such rates on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers to the Auction Agent for the close of business on the Business Day immediately preceding such date (rounded to the next highest .001 of 1%). If any Commercial Paper Dealer does not quote a rate required to determine the “AA” Financial Composite Commercial Paper Rate, such rate shall be determined on the basis of the quotations (or quotation) furnished by the remaining Commercial Paper Dealers (or Dealer), if any, or, if there are no such Commercial Paper Dealers, by the Auction Agent. For Dividend Periods greater than 360 days, the Treasury Index Rate. For purposes of this definition, (A) “Commercial Paper Dealers” shall mean (1) Salomon Smith Barney Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman Sachs & Co.; (2) in lieu of any thereof, its respective Affiliate or successor; and (3) in the event that any of the foregoing shall cease to quote rates for commercial paper of issuers of the sort described above, in substitution therefore, a nationally recognized dealer in commercial paper of such issuers then making such quotations selected by the Trust, and (B) “interest equivalent” of a rate stated on a discount basis for commercial paper of a given number of days’ maturity shall mean a number equal to the quotient (rounded upward to the next higher one-thousandth of 1%) of (1) such rate expressed as a decimal, divided by (2) the difference between (x) 1.00 and (y) a fraction, the numerator of which shall be the product of such rate expressed as a decimal, multiplied by the number of days in which such commercial paper shall mature and the denominator of which shall be 365.

“Advance Rate” means the Moody’s Advance Rate.

“Affiliate” means any person known to the Auction Agent to be controlled by, in control of or under common control with the Trust; provided that Eaton Vance Management shall not be deemed to be an Affiliate nor shall any corporation or any person controlled by, in control of or under common control with such entity, one of the trustees, directors or executive officers of which is also a trustee, director or executive officer of the Trust, be deemed to be an Affiliate.

“Agent Member” means a member of or a participant in the Securities Depository that will act on behalf of a Bidder.

“All Hold Rate” means 80% of the “AA” Financial Composite Commercial Paper Rate.

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“Applicable Rate” means, with respect to each Series for each Dividend Period (i) if Sufficient Clearing Orders exist for the Auction in respect thereof, the Winning Bid Rate, (ii) if Sufficient Clearing Orders do not exist for the Auction in respect thereof, the Maximum Rate.

“Approved Dealer” means any Broker-Dealer listed in Exhibit A to these By-laws or any other broker-dealer designated in writing by the Trust provided that no Rating Agency, in its reasonable discretion, has objected to such designated broker-dealer in writing to the Trust within ten business days of receipt of the Trust’s written notice of such designation.

“Approved Price” means the “fair value” as determined by the Trust in accordance with the valuation procedures adopted from time to time by the Board of Trustees.

“Approved Pricing Service” means for Senior Loans Loan Pricing Corporation or any other quotation service designated in writing by the Trust provided that no Rating Agency has objected, in its reasonable discretion, in writing to the Trust within ten business days of receipt of the Trust’s written notice of the designation of such quotation service.

“Asset Coverage Cure Date” has the meaning set forth in Section 3(a)(ii) of these By-laws.

“Auction” means each periodic operation of the procedures set forth under “Auction Procedures.”

“Auction Agent” means Bankers Trust Company unless and until another commercial bank, trust company, or other financial institution appointed by a resolution of the Board of Trustees enters into an agreement with the Trust to follow the Auction Procedures for the purpose of determining the Applicable Rate.

“Auction Date” means the first Business Day next preceding the first day of a Dividend Period for each Series.

“Auction Procedures” means the procedures for conducting Auctions set forth in Part II hereof.

“Auditor’s Certificate” has the meaning set forth in Section 13(g) of Part I of these By-laws.

“Beneficial Owner,” with respect to shares of each Series, means a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer (or, if applicable, the Auction Agent) as a holder of shares of such series.

“Bid” has the meaning set forth in Section 2(a)(ii) of Part II of these By-laws.

“Bidder” has the meaning set forth in Section 2(a)(ii) of Part II of these By-laws; provided, however, that neither the Trust nor any Affiliate shall be permitted to be a Bidder in an Auction.

“Board of Trustees” means the Board of Trustees of the Trust or any duly authorized committee thereof as permitted by applicable law.

“Bonds” means corporate debt securities and U.S. government and U.S. dollar-denominated foreign government or supranational debt securities, other than Short-Term Money Market Instruments.

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“Broker-Dealer” means any broker-dealer or broker-dealers, or other entity permitted by law to perform the functions required of a Broker-Dealer by the Auction Procedures, that has been selected by the Trust and has entered into a Broker-Dealer Agreement that remains effective.

“Broker-Dealer Agreement” means an agreement between the Auction Agent and a Broker-Dealer, pursuant to which such Broker-Dealer agrees to follow the Auction Procedures.

“Business Day” means a day on which the New York Stock Exchange is open for trading and which is not a Saturday, Sunday or other day on which banks in The City of New York, New York are authorized or obligated by law to close.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commercial Paper Dealers” has the meaning set forth in the definition of “AA” Financial Composite Commercial Paper Rate.

“Commission” means the Securities and Exchange Commission.

“Common Share” means the shares of beneficial interest, par value $.01 per share, of the Trust.

“Credit Agreement” means a certain Credit Agreement dated as of November 1, 1998 (as amended or supplemented thereafter) among Eaton Vance Senior Income Trust, a Massachusetts business trust, various financial institutions party to the Credit Agreement, and Citibank, N.A., a national banking association and any other additional or subsequent credit agreement permitting Trust borrowings.

“Date of Original Issue” means the date on which a Series is originally issued by the Trust.

“Default Period” has the meaning set forth in Sections 2(c) (ii) or (iii) of Part I of these By-laws.

“Default Rate” means the Reference Rate multiplied by three (3).

“Deposit Securities” means cash and any obligations or securities, including Short Term Money Market Instruments that are Eligible Assets, rated at least AAA, A-1+ or SP-1+ by S&P, except that, for purposes of optional redemption such obligations or securities shall be considered “Deposit Securities” only if they are also rated at least P-1 by Moody’s.

“Discounted Value” means the product of the Market Value (plus accrued interest) of an Eligible Asset multiplied by the applicable Advance Rate.

“Dividend Default” has the meaning set forth in Section 2(c)(iii) of Part I of these By-laws.

“Dividend Payment Date” means (i) with respect to any Dividend Period of one year or less, the Business Day next succeeding the last day thereof and, if any, the 91st, 181st and 271st days thereof, and (ii) with respect to any Dividend Period of more than one year, on a quarterly basis on each January 1, April 1, July 1 and October 1 and on the Business Day following the last day of such Dividend Period.

“Dividend Period” means, with respect to each Series, the period commencing on the Date of Original Issue thereof and ending on the date specified for such series on the Date of Original Issue thereof and thereafter, as to such Series, the period commencing on the day following each Dividend Period for such Series and ending on the day established for such Series by the Trust.

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“Eligible Assets” means Moody’s Eligible Assets.

“Equity Assets” means warrants and equity securities issued by a borrower or its affiliates as part of a package of investments or in connection with a restructuring of debt.

“Existing Holder,” has the meaning set forth in Section 1(d) of Part II of these By-laws.

“Hold Order” has the meaning set forth in Section 2(a)(ii) of Part II of these By-laws.

“Holder” means, with respect to Preferred Shares, the registered holder of shares of each Series as the same appears on the share ledger or share records of the Trust.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Company Security” means common shares of an investment company registered under the Investment Company Act.

“Loan” means any assignment of or participation in any bank loan denominated in U.S. dollars including term loans, the funded and unfunded portions of revolving credit lines (provided that the Trust shall place in reserve an amount equal to any unfunded portion of any revolving credit line) and debtor-in possession financings; provided that such loan (a) is not extended for the purpose of purchasing or carrying any margin stock and (b) is similar to those typically made, syndicated, purchased or participated by a commercial bank in the ordinary course of business.

“Mandatory Redemption Date” has the meaning set forth in Section 3(a)(iv) of Part I of these By-laws.

“Mandatory Redemption Price” has the meaning set forth in Section 3(a)(iv) of Part I of these By-laws.

“Market Value” means the Market Value Price or, if a Market Value Price is not readily available, the Approved Price of each Eligible Asset held by the Trust.

“Market Value Price” means the price of an Eligible Asset which is the price obtained from an Approved Pricing Service or, such other price used pursuant to the Trust’s valuation procedures adopted pursuant to the 1940 Act.

“Maximum Rate” means, on any date on which the Applicable Rate is determined, the applicable percentage of the “AA” Financial Composite Commercial Paper Rate on the date of such Auction determined as set forth below based on the credit ratings assigned to the Preferred Shares by Moody’s subject to upward but not downward adjustment in the discretion of the Board of Trustees after consultation with the Broker-Dealers; provided that immediately following any such increase the Trust would be in compliance with the Preferred Shares Basic Maintenance Amount.

Moody’s Credit Rating	Applicable Percentage
aa3 or Above	125%
a3 or a1	160%
baa3 to baa1	250%
Below baa3	275%

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“Moody’s” means Moody’s Investors Service, Inc. and its successors at law.

“Moody’s Advance Rate” means, so long as the Trust’s portfolio complies with the Moody’s General Portfolio Requirements, the percentage determined below (which may be increased from time to time by Moody’s):

(i) Loans: for each Moody’s Asset Category, the percentage specified in the table below opposite such Moody’s Asset Category.

Moody’s Asset Category	Advance Rate
A	84.5%
B	73%
C	62%
D	45%
E	45%

Loans rated by S&P but not Moody’s that do not exceed 10% of the Trust’s Total Assets shall be treated the same as Loans rated solely by Moody’s. For all unrated Loans and Loans rated solely by S&P that exceed 10% of the Trust’s total assets the Advance Rate shall be reduced by 10%; provided, however, no reduction will occur if the Loan does not have a market value price and has received a category change pursuant to the definition contained in “Moody’s Eligible Assets” below.

(ii)       Bonds: the percentage specified in the table below based upon remaining maturity of the Bond and the rating assigned by Moody’s:

Maturity Years	Aaa	Aa	A	Baa	Ba	B	Caa	Unrated	Below Caa
1	92%	89%	87%	85%	84%	80%	49%	44%	44%
2	87%	85%	82%	80%	79%	75%	49%	44%	44%
3	83%	81%	79%	76%	75%	71%	49%	44%	44%
4	79%	78%	75%	72%	71%	68%	49%	44%	44%
5	76%	74%	72%	69%	68%	65%	49%	44%	44%
7	72%	70%	68%	66%	64%	61%	49%	44%	44%
10	69%	67%	65%	63%	61%	58%	49%	44%	44%
15	67%	65%	63%	61%	59%	56%	49%	44%	44%
20	67%	65%	63%	61%	59%	53%	49%	44%	44%
30	67%	65%	63%	61%	59%	52%	49%	44%	44%

Unrated bonds are limited to 5% of the Trust’s total assets and must meet the following conditions: the issuer must (i) not have filed for bankruptcy within the past three years, (ii) be current on all principal and interest payments on fixed-income obligations; (iii) be current on all preferred stock dividends; and (iv) possess a current, unqualified auditor’s report without qualified, explanatory language. If a Bond is unrated by Moody’s but is rated by S&P, then a rating two numeric ratings below the S&P rating will be used (e.g. where the S&P rating is AAA, a Moody’s rating of Aa2 will be used; where the S&P rating is AA+, a Moody’s rating of Aa3 will be used).

(iii)	Structured Notes: 68% provided the security is rated Baa3 or higher by Moody’s, otherwise 51%.

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(iv) Investment Company Securities: 84.5%, provided that the issuer invests at least 65% of its total assets in Loans (under normal market conditions).

(v)       Equity Assets: 66%.

(vi)       Short Term Money Market Instruments: (A) 97%, so long as such investments mature or have a demand feature at par exercisable within 30 days, (B) 90%, so long as such investments mature or have a demand feature at par not exercisable within 30 days, and (C) 83%, if such securities are not rated by Moody’s, so long as such investments are rated at least A-2/AA or SP-2/AA by S&P and mature or have a demand feature at par exercisable within 30 days.

(vii)	Cash: 100%.

Any derivative instruments constituting an outstanding obligation or entitlement shall have an Advance Rate applied in the same amount as the underlying security to which it relates, either as an additional asset or as a reduction in assets, as the case may be.

“Moody’s Asset Category” means the following five categories (and, for purposes of this categorization, the Market Value Price of a Moody’s Eligible Asset trading at par is equal to $ 1.00).

“Moody’s Asset Category A” means Performing Senior Loans which have a Market Value Price or an Approved Price greater than or equal to $.90.

“Moody’s Asset Category B” means:

(i)       Performing Senior Loans which have a Market Value Price or an Approved Price of greater than or equal to $.80 but less than $.90; and

(ii)       non-Performing Senior Loans which have a Market Value Price or an Approved Price greater than or equal to $.85.

“Moody’s Asset Category C” means:

(i)       Performing Senior Loans which have a Market Value Price or an Approved Price greater than or equal to $.70 but less than $.80; and

(ii)       non-Performing Senior Loans which have a Market Value Price or an Approved Price greater than or equal to $.75 but less than $.85.

“Moody’s Asset Category D” means Senior Loans which have a Market Value Price or an Approved Price less than $.75.

“Moody’s Asset Category E” means Non-Senior Loans which have a Market Value Price or an Approved Price.

Notwithstanding any other provision contained above, for purposes of determining whether a Moody’s Eligible Asset falls within a specific Moody’s Asset Category, to the extent that any Moody’s Eligible Asset would fall in more than one of the Moody’s Asset Categories, such Moody’s Eligible Asset shall be deemed to fall into the Moody’s Asset Category with the highest applicable Moody’s Advance Rate.

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“Moody’s Eligible Assets” means:

(i)       Senior Loans and Bonds; provided, however, that (a) Senior Loans with an Approved Price (but no Market Value Price) will qualify as Moody’s Eligible Assets only up to a maximum of 15% of the Trust’s total assets, and such Senior Loans constituting more than 10% of the Trust’s total assets will apply a Moody’s Asset Category one category below that which would otherwise apply for purposes of determining the Advance Rate; and (b) Senior Loans under Moody’s Asset Category D will qualify as Moody’s Eligible Assets only up to a maximum of 20% of the Trust’s total assets.

(ii)       Non-Senior Loans; provided, however, that Non-Senior Loans will qualify as Moody’s Eligible Assets only up to a maximum of 10% of the Trust’s total assets.

(iii)       Bonds, Structured Notes, Equity Securities and Investment Company Securities; provided, however, that such securities do not exceed 20% of the Trust’s total assets.

(iv)       Short-Term Money Market Instruments so long as (a) such securities are rated at least P-2, (b) in the case of demand deposits, time deposits, banker’s acceptances and certificate of deposit and overnight funds, the supporting entity is rated at least A2, (c) such securities are U.S. Government Securities, or (d) in all other cases, the supporting entity (1) is rated A2 and the security matures within one month, (2) is rated A2 and the security matures within three months or (3) is rated at least Aa3 and the security matures within six months.

(v)       Cash.

“Moody’s General Portfolio Requirements” means that the Trust’s portfolio must meet the following diversification requirements: (a) no more than 25% by par value of the Trust’s total assets can be invested in the securities of borrowers and other issuers having their principal business activities in the same Moody’s Industry Classification; provided, that this limitation shall not apply with respect to U.S. Government Securities and provided further that for purposes of this subsection (a), the term “issuer” shall not include a lender selling a participation to the Trust or any other person interpositioned between such lender and the Trust with respect to a participation and (b) no more than 10% by par value of the Trust’s total assets can be invested in securities of a single issuer, and provided further that for purposes of this subsection (b), the term “issuer” includes both the borrower under a loan agreement and the lender selling a participation to the Trust together with any other persons interpositioned between such lender and the Trust with respect to such participation.

“Moody’s Industry Classification” means, for the purposes of determining Moody’s Eligible Assets, each of the following industry classifications (or such other classifications as Moody’s may from time to time approve for application to the Preferred Shares:

1.	Aerospace and Defense: Major Contractor, Subsystems, Research, Aircraft Manufacturing, Arms, Ammunition

2.	Automobile: Automobile Equipment, Auto-Manufacturing, Auto Parts Manufacturing, Personal Use Trailers, Motor Homes, Dealers

3.	Banking: Bank Holding, Savings and Loans, Consumer Credit, Small Loan, Agency, Factoring, Receivables

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4.	Beverage, Food and Tobacco: Beer and Ale, Distillers, Wines and Liquors, Distributors, Soft Drink Syrup, Bottlers, Bakery, Mill Sugar, Canned Foods, Corn Refiners, Dairy Products, Meat Products, Poultry Products, Snacks, Packaged Foods, Distributors, Candy, Gum, Seafood, Frozen Food, Cigarettes, Cigars, Leaf/Snuff, Vegetable Oil

5.	Buildings and Real Estate: Brick, Cement, Climate Controls, Contracting, Engineering, Construction, Hardware, Forest Products (building-related only), Plumbing, Roofing, Wallboard, Real Estate, Real Estate Development, REITs, Land Development

6.	Chemicals, Plastics and Rubber: Chemicals (non-agriculture), Industrial Gases, Sulphur, Plastics, Plastic Products, Abrasives, Coatings, Paints, Varnish, Fabricating

7.	Containers, Packaging and Glass: Glass, Fiberglass, Containers made of: Glass, Metal, Paper, Plastic, Wood or Fiberglass

8.	Personal and Non-Durable Consumer Products (Manufacturing Only): Soaps, Perfumes, Cosmetics, Toiletries, Cleaning Supplies, School Supplies

9.	Diversified/Conglomerate Manufacturing

10.	Diversified/Conglomerate Service

11.	Diversified Natural Resources, Precious Metals and Minerals: Fabricating, Distribution, Mining and Sales

12.	Ecological: Pollution Control, Waste Removal, Waste Treatment and Waste Disposal

13.	Electronics: Computer Hardware, Electric Equipment, Components, Controllers, Motors, Household Appliances, Information Service Communicating Systems, Radios, TVs, Tape Machines, Speakers, Printers, Drivers, Technology

14.	Finance: Investment Brokerage, Leasing, Syndication, Securities

15.	Farming and Agriculture: Livestock, Grains, Produce, Agriculture Chemicals, Agricultural Equipment, Fertilizers

16.	Grocery: Grocery Stores, Convenience Food Stores

17.	Healthcare, Education and Childcare: Ethical Drugs, Proprietary Drugs, Research, Health Care Centers, Nursing Homes, HMOs, Hospitals, Hospital Supplies, Medical Equipment

18.	Home and Office Furnishings, Housewares, and Durable Consumer Products: Carpets, Floor Coverings, Furniture, Cooking, Ranges

19.	Hotels, Motels, Inns and Gaming

20.	Insurance: Life, Property and Casualty, Broker, Agent, Surety

21.	Leisure, Amusement, Entertainment: Boating, Bowling, Billiards, Musical Instruments, Fishing, Photo Equipment, Records, Tapes, Sports, Outdoor Equipment (Camping), Tourism, Resorts, Games, Toy Manufacturing
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22.	Machinery (Non-Agriculture, Non-Construction, Non-Electronic): Industrial, Machine Tools, Steam Generators

23.	Mining, Steel, Iron and Non-Precious Metals: Coal, Copper, Lead, Uranium, Zinc, Aluminum, Stainless Steel, Integrated Steel, Ore Production, Refractories, Steel Mill Machinery, Mini-Mills, Fabricating, Distribution and Sales

24.	Oil and Gas: Crude Producer, Retailer, Well Supply, Service and Drilling

25.	Personal, Food and Miscellaneous

26.	Printing and Publishing: Graphic Arts, Paper, Paper Products, Business Forms, Magazines, Books, Periodicals, Newspapers, Textbooks

27.	Cargo Transport: Rail, Shipping, Railroads, Rail-car Builders, Ship Builders, Containers, Container Builders, Parts, Overnight Mail, Trucking, Truck Manufacturing, Trailer Manufacturing, Air Cargo, Transport

28.	Retail Stores: Apparel, Toy, Variety, Drugs, Department, Mail Order Catalog, Showroom

29.	Telecommunications: Local, Long Distance, Independent, Telephone, Satellite, Equipment, Research, Cellular

30.	Textiles and Leather: Producer, Synthetic Fiber, Apparel Manufacturer, Leather Shoes

31.	Personal Transportation: Air, Bus, Rail, Car, Rental

32.       Utilities: Electric, Water, Hydro Power, Gas, Diversified

33.	Broadcasting and Entertainment: Recording Industry, Motion Exhibition Theaters, Motion Picture Production and Distribution, Radio, T.V., Cable Broadcasting and Broadcasting Equipment.

“1940 Act Preferred Shares Asset Coverage” means asset coverage, as determined in accordance with Section 18(h) of the Investment Company Act, of at least 200% with respect to all outstanding senior securities of the Trust which are stock, including all Outstanding Preferred Shares (or such other asset coverage as may in the future be specified in or under the Investment Company Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of declaring dividends on its common shares), determined on the basis of values calculated as of a time within 48 hours (not including Sundays or holidays) next preceding the time of such determination.

“1940 Act Preferred Shares Asset Coverage Certificate” means the certificate required to be delivered by the Trust pursuant to Section 13(e) of Part I of these By-laws.

“Non-Senior Loan” means a Loan that is a hybrid loan, a subordinated loan or an unsecured loan.

“Notice of Redemption” means any notice with respect to the redemption of Preferred Shares pursuant to Section 3 of Part I of these By-laws.

“Order” has the meaning set forth in Section 2(a)(ii) of Part II of these By-laws.

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“Outstanding” means, as of any date, Preferred Shares theretofore issued by the Trust except, without duplication, (i) Preferred Shares theretofore canceled, redeemed or repurchased by the Trust, or delivered to the Auction Agent for cancellation or with respect to which the Trust has given notice of redemption and irrevocably deposited with the Paying Agent sufficient funds to redeem such Preferred Shares and (ii) any Preferred Shares represented by any certificate in lieu of which a new certificate has been executed and delivered by the Trust. Notwithstanding the foregoing, (A) for purposes of voting rights (including the determination of the number of shares required to constitute a quorum), any Preferred Shares as to which the Trust or any Affiliate shall be the Existing Holder shall be disregarded and not deemed Outstanding; (B) in connection with any Auction, any Preferred Shares as to which the Trust or any person known to the Auction Agent to be an Affiliate shall be the Existing Holder shall be disregarded and not deemed Outstanding; and (C) for purposes of determining the Preferred Shares Basic Maintenance Amount, Preferred Shares held by the Trust shall be disregarded and not deemed Outstanding, but shares held by any Affiliate shall be deemed Outstanding.

“Paying Agent” means Bankers Trust Company unless and until another entity appointed by a resolution of the Board of Trustees enters into an agreement with the Trust to serve as paying agent, which paying agent may be the same as the Auction Agent.

“Performing” means that no default as to the payment of principal or interest has occurred and is continuing.

“Person” or “person” means and includes an individual, a partnership, the Trust, a trust, a corporation, a limited liability company, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

“Potential Beneficial Owner,” has the meaning set forth in Section 1 of Part II of these By-laws.

“Preferred Shares” has the meaning set forth in the DESIGNATION of these By-laws.

“Preferred Shares Basic Maintenance Amount” as of any Valuation Date means the dollar amount equal to the sum of

(i)(A) the sum of the products resulting from multiplying the number of Outstanding shares of each Series of Preferred Shares on such date by the Liquidation Preference (and redemption premium, if any) per share of such Series; (B) the aggregate amount of dividends that will have accumulated at the Applicable Rate (whether or not earned or declared) to and including the first Dividend Payment Date for each Outstanding Preferred Share that follows such Valuation Date (or to the 30th day after such Valuation Date, if such 30th day occurs before the first following Dividend Payment Date); (C) the amount of anticipated Trust non-interest expenses for the 90 days subsequent to such Valuation Date; (D) the amount of the current outstanding balances of any indebtedness which is senior to the Preferred Shares plus interest actually accrued together with 30 days additional interest on the current outstanding balances calculated at the current rate multiplied by 1.93 and (E) any other current liabilities payable during the 30 days subsequent to such Valuation Date, including, without limitation, any indebtedness service to the Preferred Shares and indebtedness due within one year and any redemption premium due with respect to Preferred Shares for which a Notice of Redemption has been given, as of such Valuation Date to the extent not reflected in any of (i)(A) through (i)(D): less

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(ii) the sum of any cash plus the value of any Trust assets irrevocably deposited by the Trust for the payment of any (i)(B) through (i)(E) (except that if the security matures prior to the relevant redemption payment date and is either fully guaranteed by the U.S. Government or is rated P2 by Moody’s and A2 by S&P, it will be valued at its face value).

“Preferred Shares Basic Maintenance Amount Test” means a test which is met if the lower of the aggregate Discounted Values of the Moody’s Eligible Assets meets or exceeds the Preferred Shares Basic Maintenance Amount.

“Preferred Shares Basic Maintenance Certificate” has the meaning set forth in Section 13(d) of Part I of these By-laws.

“Rate Period” means either a Standard Rate Period or a Special Rate Period.

“Rating Agency” means Moody’s and as long as such rating agency is then rating the Preferred Shares.

“Redemption Date” has the meaning set forth in Section 2(c)(ii) of Part I of these By-laws.

“Redemption Default” has the meaning set forth in Section 2(c)(ii) of Part I of these By-laws.

“Redemption Price” has the meaning set forth in Section 3(a)(i) of Part I of these By-laws.

“Reference Rate” means, with respect to the determination of the Default Rate, the applicable “AA” Financial Composite Commercial Paper Rate.

“Registrar” means Bankers Trust Company unless and until another entity appointed by a resolution of the Board of Trustees enters into an agreement with the Trust to serve as transfer agent.

“S&P” means Standard & Poor’s and its successors at law.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Depository” means The Depository Trust Company and its successors and assigns or any successor securities depository selected by the Trust that agrees to follow the procedures required to be followed by such securities depository in connection with the shares of each Series.

“Sell Order” has the meaning set forth in Section 2(b) of Part II of these By-laws.

“Senior Loan” means any secured Loan that is not subordinated by its terms to any other indebtedness of the borrower.

“Senior Loan Participations” means participations by the Trust in a lender’s portion of a Senior Loan where the Trust has a contractual relationship with such lender and not the borrower, and such lender is rated at least A-1/A-.

“Series” means any of the series of Preferred Shares issued by the Trust.

“Series A” means the shares of Series A of the Preferred Shares or any other shares of preferred stock hereinafter designated as shares of Series A of the Preferred Shares.

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“Series B” means the shares of Series B of the Preferred Shares or any other shares of preferred stock hereinafter designated as shares of Series B of the Preferred Shares.

“Short-Term Money Market Instrument” means the following types of instruments if, on the date of purchase or other acquisition thereof by the Trust, the remaining term to maturity thereof is not in excess of 180 days:

(i)       commercial paper rated A-1 if such commercial paper matures in 30 days or A-1+ if such commercial paper matures in over 30 days;

(ii)       demand or time deposits in, and banker’s acceptances and certificates of deposit of (A) a depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia or (B) a United States branch office or agency of a foreign depository institution (provided that such branch office or agency is subject to banking regulation under the laws of the United States, any state thereof or the District of Columbia);

(iii)       overnight funds; and

(iv)       U.S. Government Securities.

“Special Rate Period” means a Dividend Period that is not a Standard Rate Period.

“Specific Redemption Provisions” means, with respect to any Special Rate Period of more than one year, either, or any combination of (i) a period (a “Non-Call Period”) determined by the Board of Trustees after consultation with the Broker-Dealers, during which the shares subject to such Special Rate Period are not subject to redemption at the option of the Trust pursuant to Section 3(a)(i) and/or Section 3(a)(ii) and/or 3(a)(iii) of Part I of these By-laws and (ii) a period (a “Premium Call Period”), consisting of a number of whole years as determined by the Board of Trustees after consultation with the Broker-Dealers, during each year of which the shares subject to such Special Rate Period shall be redeemable at the Trust’s option pursuant to Section 3(a)(i) and/or in connection with any mandatory redemption pursuant to Section 3(a)(ii) and/or 3(a)(iii) at a price per share equal to the Liquidation Value plus accumulated but unpaid dividends (whether or not earned or declared) plus a premium expressed as a percentage or percentages of the Liquidation Value or expressed as a formula using specified variables as determined by the Board of Trustees after consultation with the Broker-Dealers.

“Standard Rate Period” means a Dividend Period of 7 days, unless such 7th day is not a Business Day, then the number of days ending on the Business Day next preceding such 7th day.

“Structured Notes” means structured notes with rates of return determined by reference to the total rate of return on one or more Senior Loans referenced in such notes, which are issued by a collaterized loan special purpose entity or similar vehicle.

“Submission Deadline” means 1:00 P.M., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

“Transfer Agent” means Bankers Trust Company, unless and until another entity appointed by a resolution of the Board of Trustees enters into an agreement with the Trust to serve as Transfer Agent.

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“Treasury Index Rate” means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities having the same number of 30-day periods to maturity as the length of the applicable Dividend Period, determined, to the extent necessary, by linear interpolation based upon the yield for such securities having the next shorter and next longer number of 30-day periods to maturity treating all Dividend Periods with a length greater than the longest maturity for such securities as having a length equal to such longest maturity, in all cases based upon data set forth in the most recent weekly statistical release published by the Board of Governors of the Federal Reserve System (currently in H.15 (519)); provided, however, if the most recent such statistical release shall not have been published during the 15 days preceding the date of computation, the foregoing computations shall be based upon the average of comparable data as quoted to the Trust by at least three recognized dealers in U.S. Government securities selected by the Trust.

“U.S. Government Securities” means direct obligations of the United States or by its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

“Valuation Date” means each Business Day of each week.

“Voting Period” has the meaning set forth in Section 6(b) of Part I of these By-laws.

“Winning Bid Rate” has the meaning set forth in Section 4(a)(iii) of Part II of these By-laws.

20.       Interpretation. References to sections, subsections, clauses, sub-clauses, paragraphs and subparagraphs are to such sections, subsections, clauses, sub-clauses, paragraphs and subparagraphs contained in this Part I or Part II hereof, as the case may be, unless specifically identified otherwise.

PART II: AUCTION PROCEDURES

1.       Certain Definitions.

As used in Part II of these By-laws, the following terms shall have the following meanings, unless the context otherwise requires and all section references below are to Part II of these By-laws except as otherwise indicated: Capitalized terms not defined in Section 1 of Part II of these By-laws shall have the respective meanings specified in Part I of these By-laws.

“Agent Member” means a member of or participant in the Securities Depository that will act on behalf of a Bidder.

“Available Preferred Shares” has the meaning set forth in Section 4(a)(i) of Part II of these By-laws.

“Existing Holder” means (a) a person who has signed a Master Purchaser’s Letter and beneficially owns those Preferred Shares listed in that person’s name in the records of the Auction Agent or (b) the beneficial owner of those Preferred Shares which are listed under such person’s Broker-Dealer’s name in the records of the Auction Agent, which Broker-Dealer shall have signed a Master Purchaser’s Letter.

“Hold Order” has the meaning set forth in Section 2(a)(ii) of Part II of these By-laws.

“Master Purchaser’s Letter” means a letter which is required to be executed by each prospective purchaser of Preferred Shares or the Broker-Dealer through whom such shares will be held.

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“Order” has the meaning set forth in Section 2(a)(ii) of Part II of these By-laws.

“Potential Holder,” means (1) any Existing Holder who may be interested in acquiring additional Preferred Shares or (ii) any other person who may be interested in acquiring Preferred Shares and who has signed a Master Purchaser’s letter or whose shares will be listed under such person’s Broker-Dealer’s name on the records of the Auction Agent which Broker-Dealer shall have executed a Master Purchaser’s letter.

“Sell Order” has the meaning set forth in Section 2(b) of Part II of these By-laws.

“Submitted Bid Order” has the meaning set forth in Section 4(a) of Part II of these By-laws.

“Submitted Hold Order” has the meaning set forth in Section 4(a) of Part II of these By-laws.

“Submitted Order” has the meaning set forth in Section 4(a) of Part II of these By-laws.

“Submitted Sell Order” has the meaning set forth in Section 4(a) of Part II of these By-laws.

“Sufficient Clearing Orders” means that all Preferred Shares are the subject of Submitted Hold Orders or that the number of Preferred Shares that are the subject of Submitted Buy Orders by Potential Holders specifying one or more rates equal to or less than the Maximum Rate exceeds or equals the sum of (A) the number of Preferred Shares that are subject of Submitted Hold/Sell Orders by Existing Holders specifying one or more rates higher than the Maximum Applicable Rate and (B) the number of Preferred Shares that are subject to Submitted Sell Orders.

“Winning Bid Rate” means the lowest rate specified in the Submitted Orders which, if (A) each Submitted Hold/Sell Order from Existing Holders specifying such lowest rate and all other Submitted Hold/Sell Orders from Existing Holders specifying lower rates were accepted and (B) each Submitted Buy Order from Potential Holders specifying such lowest rate and all other Submitted Buy Orders from Potential Holders specifying lower rates were accepted, would result in the Existing Holders described in clause (A) above continuing to hold an aggregate number of Preferred Shares which, when added to the number of Preferred Shares to be purchased by the Potential Holders described in clause (B) above and the number of Preferred Shares subject to Submitted Hold Orders, would be equal to the number of Preferred Shares.

2.       Orders

(a)       On or prior to the Submission Deadline on each Auction Date for shares of a series of Preferred Shares:

(i) each Beneficial Owner of shares of such series may submit to its Broker-Dealer by telephone or otherwise information as to:

(A) the number of Outstanding shares, if any, of such series held by such Beneficial Owner which such Beneficial Owner desires to continue to hold without regard to the Applicable Rate for shares of such series for the next succeeding Rate Period of such shares;

(B) the number of Outstanding shares, if any, of such series held by such Beneficial Owner which such Beneficial Owner offers to sell if the Applicable Rate for shares of such series for the next succeeding Rate Period of shares of such series shall be less than the rate per annum specified by such Beneficial Owner; and/or

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(C) the number of Outstanding shares, if any, of such series held by such Beneficial Owner which such Beneficial Owner offers to sell without regard to the Applicable Rate for shares of such series for the next succeeding Rate Period of shares of such series; and

(ii) each Broker-Dealer, using lists of Potential Beneficial Owners shall in good faith for the purpose of conducting a competitive Auction in a commercially reasonable manner, contact Potential Beneficial Owners (by telephone or otherwise), including Persons that are not Beneficial Owners, on such lists to determine the number of shares, if any, of such series which each such Potential Beneficial Owner offers to purchase if the Applicable Rate for shares of such series for the next succeeding Rate Period of shares of such series shall not be less than the rate per annum specified by such Potential Beneficial Owner.

For the purposes hereof, the communication by a Beneficial Owner or Potential Beneficial Owner to a Broker-Dealer, or by a Broker-Dealer to the Auction Agent, of information referred to in clause (i)(A), (i)(B), (i)(C) or (ii) of this paragraph (a) is hereinafter referred to as an “Order” and collectively as “Orders” and each Beneficial Owner and each Potential Beneficial Owner placing an Order with a Broker-Dealer, and such Broker-Dealer placing an Order with the Auction Agent, is hereinafter referred to as a “Bidder” and collectively as “Bidders”; an Order containing the information referred to in clause (i)(A) of this paragraph (a) is hereinafter referred to as a “Hold Order” and collectively as “Hold Orders”; an Order containing the information referred to in clause (i)(B) or (ii) of this paragraph (a) is hereinafter referred to as a “Bid” and collectively as “Bids”; and an Order containing the information referred to in clause (i)(C) of this paragraph (a) is hereinafter referred to as a “Sell Order” and collectively as “Sell Orders.”

(b)(i)       A Bid by a Beneficial Owner or an Existing Holder of shares of a series of Preferred Shares subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

(A) the number of Outstanding shares of such series specified in such Bid if the Applicable Rate for shares of such series determined on such Auction Date shall be less than the rate specified therein;

(B) such number or a lesser number of Outstanding shares of such series to be determined as set forth in clause (iv) of paragraph (a) of Section 5 of this Part II if the Applicable Rate for shares of such series determined on such Auction Date shall be equal to the rate specified therein; or

(C) the number of Outstanding shares of such series specified in such Bid if the rate specified therein shall be higher than the Maximum Rate for shares of such series, or such number or a lesser number of Outstanding shares of such series to be determined as set forth in clause (iii) of paragraph (b) of Section 5 of this Part II if the rate specified therein shall be higher than the Maximum Rate for shares of such series and Sufficient Clearing Bids for shares of such series do not exist.

(ii)       A Sell Order by a Beneficial Owner or an Existing Holder of shares of a series of Preferred Shares subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

(A) the number of Outstanding shares of such series specified in such Sell Order; or

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(B) such number or a lesser number of Outstanding shares of such series as set forth in clause (iii) of paragraph (b) of Section 5 of this Part II if Sufficient Clearing Bids for shares of such series do not exist;

provided however, that a Broker-Dealer that is an Existing Holder with respect to shares of a series of Preferred Shares shall not be liable to any Person for failing to sell such shares pursuant to a Sell Order described in the proviso to paragraph (c) of Section 3 of this Part II if (1) such shares were transferred by the Beneficial Owner thereof without compliance by such Beneficial Owner or its transferee Broker-Dealer (or other transferee person, if permitted by the Trust) with the provisions of Section 6 of this Part II or (2) such Broker-Dealer has informed the Auction Agent pursuant to the terms of its Broker-Dealer Agreement that, according to such Broker-Dealer’s records, such Broker-Dealer believes it is not the Existing Holder of such shares.

(iii)       A Bid by a Potential Holder of shares of a series of Preferred Shares subject to an Auction on any Auction Date shall constitute an irrevocable offer to purchase:

(A) the number of Outstanding shares of such series specified in such Bid if the Applicable Rate for shares of such series determined on such Auction Date shall be higher than the rate specified therein; or

(B) such number or a lesser number of Outstanding shares of such series as set forth in clause (v) of paragraph (a) of Section 5 of this Part II if the Applicable Rate for shares of such series determined on such Auction Date shall be equal to the rate specified therein.

(c)       No Order for any number of Preferred Shares other than whole shares shall be valid.

3.       Submission Of Orders By Broker-Dealers To Auction Agent

(a)       Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders for Preferred Shares of a series subject to an Auction on such Auction Date obtained by such Broker-Dealer, designating itself (unless otherwise permitted by the Trust) as an Existing Holder in respect of shares subject to Orders submitted or deemed submitted to it by Beneficial Owners and as a Potential Holder in respect of shares subject to Orders submitted to it by Potential Beneficial Owners, and shall specify with respect to each Order for such shares:

(i) the name of the Bidder placing such Order (which shall be the Broker-Dealer unless otherwise permitted by the Trust);

(ii) the aggregate number of shares of such series that are the subject of such Order;

(iii) to the extent that such Bidder is an Existing Holder of shares of such series:

(A) the number of shares, if any, of such series subject to any Hold Order of such Existing Holder;

(B) the number of shares, if any, of such series subject to any Bid of such Existing Holder and the rate specified in such Bid; and

(C) the number of shares, if any, of such series subject to any Sell Order of such Existing Holder; and

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(iv) to the extent such Bidder is a Potential Holder of shares of such series, the rate and number of shares of such series specified in such Potential Holder’s Bid.

(b)       If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth (.001) of 1%.

(c)       If an Order or Orders covering all of the Outstanding Preferred Shares of a series held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted by or on behalf of such Existing Holder covering the number of Outstanding shares of such series held by such Existing Holder and not subject to Orders submitted to the Auction Agent; provided, however, that if an Order or Orders covering all of the Outstanding shares of such series held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline for an Auction relating to a Special Rate Period consisting of more than 7 Rate Period days, the Auction Agent shall deem a Sell Order to have been submitted by or on behalf of such Existing Holder covering the number of outstanding shares of such series held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

(d)       If one or more Orders of an Existing Holder is submitted to the Auction Agent covering in the aggregate more than the number of Outstanding Preferred Shares of a series subject to an Auction held by such Existing Holder, such Orders shall be considered valid in the following order of priority:

(i) all Hold Orders for shares of such series shall be considered valid, but only up to and including in the aggregate the number of Outstanding shares of such series held by such Existing Holder, and if the number of shares of such series subject to such Hold Orders exceeds the number of Outstanding shares of such series held by such Existing Holder, the number of shares subject to each such Hold Order shall be reduced pro rata to cover the number of Outstanding shares of such series held by such Existing Holder;

(ii)(A) any Bid for shares of such series shall be considered valid up to and including the excess of the number of Outstanding shares of such series held by such Existing Holder over the number of shares of such series subject to any Hold Orders referred to in clause (i) above;

(B) subject to subclause (A), if more than one Bid of an Existing Holder for shares of such series is submitted to the Auction Agent with the same rate and the number of Outstanding shares of such series subject to such Bids is greater than such excess, such Bids shall be considered valid up to and including the amount of such excess, and the number of shares of such series subject to each Bid with the same rate shall be reduced pro rata to cover the number of shares of such series equal to such excess;

(C) subject to subclauses (A) and (B), if more than one Bid of an Existing Holder for shares of such series is submitted to the Auction Agent with different rates, such Bids shall be considered valid in the ascending order of their respective rates up to and including the amount of such excess; and

(D) in any such event, the number, if any, of such Outstanding shares of such series subject to any portion of Bids considered not valid in whole or in part under this clause (ii) shall be treated as the subject of a Bid for shares of such series by or on behalf of a Potential Holder at the rate therein specified; and

(iii) all Sell Orders for shares of such series shall be considered valid up to and including the excess of the number of Outstanding shares of such series held by such Existing Holder over the sum of shares of such series subject to valid Hold Orders referred to in clause (i) above and valid Bids referred to in clause (ii) above.

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(e)       If more than one Bid for one or more shares of a series of Preferred Shares is submitted to the Auction Agent by or on behalf of any Potential Holder, each such Bid submitted shall be a separate Bid with the rate and number of shares therein specified.

(f)       Any Order submitted by a Beneficial Owner or a Potential Beneficial Owner to its Broker-Dealer, or by a Broker-Dealer to the Auction Agent, prior to the Submission Deadline on any Auction Date, shall be irrevocable.

4.       Determination Of Sufficient Clearing Bids, Winning Bid Rate And & Applicable Rate

(a)       Not earlier than the Submission Deadline on each Auction Date for shares of a series of Preferred Shares, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers in respect of shares of such series (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a “Submitted Hold Order,” a “Submitted Bid” or a “Submitted Sell Order,” as the case may be, or as a “Submitted Order” and collectively as “Submitted Hold Orders,” “Submitted Bids” or “Submitted Sell Orders,” as the case may be, or as “Submitted Orders”) and shall determine for such series:

(i) the excess of the number of Outstanding shares of such series over the number of Outstanding shares of such series subject to Submitted Hold Orders (such excess being hereinafter referred to as the “Available Preferred Shares” of such series);

(ii) from the Submitted Orders for shares of such series whether:

(A) the number of Outstanding shares of such series subject to Submitted Bids of Potential Holders specifying one or more rates equal to or lower than the Maximum Rate (for all Rate Periods) for shares of such series; exceeds or is equal to the sum of

(B) the number of Outstanding shares of such series subject to Submitted Bids of Existing Holders specifying one or more rates higher than the Maximum Rate (for all Rate Periods) for shares of such series; and

(C) the number of Outstanding shares of such series subject to Submitted Sell Orders (in the event such excess or such equality exists (other than because the number of shares of such series in subclauses (B) and (C) above is zero because all of the Outstanding shares of such series are subject to Submitted Hold Orders), such Submitted Bids in subclause (A) above being hereinafter referred to collectively as “Sufficient Clearing Bids” for shares of such series); and

(iii) if Sufficient Clearing Bids for shares of such series exist, the lowest rate specified in such Submitted Bids (the “Winning Bid Rate” for shares of such series) which if: (A) (I) each such Submitted Bid of Existing Holders specifying such lowest rate and (II) all other such Submitted Bids of Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to hold the shares of such series that are subject to such Submitted Bids; and

(B) (I) each such Submitted Bid of Potential Holders specifying such lowest rate and (II) all other such Submitted Bids of Potential Holders specifying lower rates were accepted; would result in such Existing Holders described in subclause (A) above continuing to hold an aggregate number of Outstanding shares of such series which, when added to the number of Outstanding shares of such series to be purchased by such Potential Holders described in subclause (B) above, would equal not less than the Available Preferred Shares of such series.

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(b)       Promptly after the Auction Agent has made the determinations pursuant to paragraph (a) of this Section 4, the Auction Agent shall advise the Trust of the Maximum Rate for shares of the series of Preferred Shares for which an Auction is being held on the Auction Date and, based on such determination, the Applicable Rate for shares of such series for the next succeeding Rate Period thereof as follows:

(i) if Sufficient Clearing Bids for shares of such series exist, that the Applicable Rate for all shares of such series for the next succeeding Rate Period thereof shall be equal to the Winning Bid Rate for shares of such series so determined;

(ii) if Sufficient Clearing Bids for shares of such series do not exist (other than because all of the Outstanding shares of such series are subject to Submitted Hold Orders), that the Applicable Rate for all shares of such series for the next succeeding Rate Period thereof shall be equal to the Maximum Rate for shares of such series; or

(iii) if all of the Outstanding shares of such series are subject to Submitted Hold Orders, that the Applicable Rate for all shares of such series for the next succeeding Rate Period thereof shall be All Hold Rate.

5.       Acceptance And Rejection Of Submitted Bids And Submitted Sell Orders And Allocation

Existing Holders shall continue to hold the Preferred Shares that are subject to Submitted Hold Orders, and, based on the determinations made pursuant to paragraph (a) of Section 4 of this Part II, the Submitted Bids and Submitted Sell Orders shall be accepted or rejected by the Auction Agent and the Auction Agent shall take such other action as set forth below:

(a)       If Sufficient Clearing Bids for shares of a series of Preferred Shares have been made, all Submitted Sell Orders with respect to shares of such series shall be accepted and, subject to the provisions of paragraphs (d) and (e) of this Section 5, Submitted Bids with respect to shares of such series shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids with respect to shares of such series shall be rejected:

(i) Existing Holders’ Submitted Bids for shares of such series specifying any rate that is higher than the Winning Bid Rate for shares of such series shall be accepted, thus requiring each such Existing Holder to sell the Preferred Shares subject to such Submitted Bids;

(ii) Existing Holders’ Submitted Bids for shares of such series specifying any rate that is lower than the Winning Bid Rate for shares of such series shall be rejected, thus entitling each such Existing Holder to continue to hold the Preferred Shares subject to such Submitted Bids;

(iii) Potential Holders’ Submitted Bids for shares of such series specifying any rate that is lower than the Winning Bid Rate for shares of such series shall be accepted;

(iv) each Existing Holder’s Submitted Bid for shares of such series specifying a rate that is equal to the Winning Bid Rate for shares of such series shall be rejected, thus entitling such Existing Holder to continue to hold the Preferred Shares subject to such Submitted Bid, unless the number of Outstanding Preferred Shares subject to all such Submitted Bids shall be greater than the number of Preferred Shares (“remaining shares”) in the excess of the Available Preferred Shares of such series over the number of Preferred Shares subject to Submitted Bids described in clauses (ii) and (iii) of this paragraph (a), in which event such Submitted Bid of such Existing Holder shall be rejected in part, and such Existing Holder shall be entitled to continue to hold Preferred Shares subject to such Submitted Bid, but only in an amount equal

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to the Preferred Shares of such series obtained by multiplying the number of remaining shares by a fraction, the numerator of which shall be the number of Outstanding Preferred Shares held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding Preferred Shares subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate for shares of such series; and

(v) each Potential Holder’s Submitted Bid for shares of such series specifying a rate that is equal to the Winning Bid Rate for shares of such series shall be accepted but only in an amount equal to the number of shares of such series obtained by multiplying the number of shares in the excess of the Available Preferred Shares of such series over the number of Preferred Shares subject to Submitted Bids described in clauses (ii) through (iv) of this paragraph (a) by a fraction, the numerator of which shall be the number of Outstanding Preferred Shares subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding Preferred Shares subject to such Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate for shares of such series.

(b)       If Sufficient Clearing Bids for shares of a series of Preferred Shares have not been made (other than because all of the Outstanding shares of such series are subject to Submitted Hold Orders), subject to the provisions of paragraph (d) of this Section 5, Submitted Orders for shares of such series shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids for shares of such series shall be rejected:

(i)       Existing Holders’ Submitted Bids for shares of such series specifying any rate that is equal to or lower than the Maximum Rate for shares of such series shall be rejected, thus entitling such Existing Holders to continue to hold the Preferred Shares subject to such Submitted Bids;

(ii)       Potential Holders’ Submitted Bids for shares of such series specifying any rate that is equal to or lower than the Maximum Rate for shares of such series shall be accepted; and

(iii)       Each Existing Holder’s Submitted Bid for shares of such series specifying any rate that is higher than the Maximum Rate for shares of such series and the Submitted Sell Orders for shares of such series of each Existing Holder shall be accepted, thus entitling each Existing Holder that submitted or on whose behalf was submitted any such Submitted Bid or Submitted Sell Order to sell the shares of such series subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the number of shares of such series obtained by multiplying the number of shares of such series subject to Submitted Bids described in clause (ii) of this paragraph (b) by a fraction, the numerator of which shall be the number of Outstanding shares of such series held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate number of Outstanding shares of such series subject to all such Submitted Bids and Submitted Sell Orders.

(c)       If all of the Outstanding shares of a series of Preferred Shares are subject to Submitted Hold Orders, all Submitted Bids for shares of such series shall be rejected.

(d)       If, as a result of the procedures described in clause (iv) or (v) of paragraph (a) or clause (iii) of paragraph (b) of this Section 5, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of a series of Preferred Shares on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, round up or down the number of Preferred Shares of such series to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date as a result of such procedures so that the number of shares so purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole shares of a series of Preferred Shares.

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(e)       If, as a result of the procedures described in clause (v) of paragraph (a) of this Section 5 any Potential Holder would be entitled or required to purchase less than a whole share of a series of Preferred Shares on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, allocate Preferred Shares of such series for purchase among Potential Holders so that only whole shares of Preferred Shares of such series are purchased on such Auction Date as a result of such procedures by any Potential Holder, even if such allocation results in one or more Potential Holders not purchasing Preferred Shares of such series on such Auction Date.

(f)       Based on the results of each Auction for shares of a series of Preferred Shares, the Auction Agent shall determine the aggregate number of shares of such series to be purchased and the aggregate number of shares of such series to be sold by Potential Holders and Existing Holders and, with respect to each Potential Holder and Existing Holder, to the extent that such aggregate number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Potential Holder(s) or Existing Holder(s) they shall deliver, or from which other Potential Holder(s) or Existing Holder(s) they shall receive, as the case may be, Preferred Shares of such series. Notwithstanding any provision of the Auction Procedures or the Settlement Procedures to the contrary, in the event an Existing Holder or Beneficial Owner of shares of a series of Preferred Shares with respect to whom a Broker-Dealer submitted a Bid to the Auction Agent for such shares that was accepted in whole or in part, or submitted or is deemed to have submitted a Sell Order for such shares that was accepted in whole or in part, fails to instruct its Agent Member to deliver such shares against payment therefore, partial deliveries of Preferred Shares that have been made in respect of Potential Holders’ or Potential Beneficial Owners’ Submitted Bids for shares of such series that have been accepted in whole or in part shall constitute good delivery to such Potential Holders and Potential Beneficial Owners.

(g)       Neither the Trust nor the Auction Agent nor any affiliate of either shall have any responsibility or liability with respect to the failure of an Existing Holder, a Potential Holder, a Beneficial Owner, a Potential Beneficial Owner or its respective Agent Member to deliver Preferred Shares of any series or to pay for Preferred Shares of any series sold or purchased pursuant to the Auction Procedures or otherwise.

6.       Transfer of Preferred Shares

Unless otherwise permitted by the Trust, a Beneficial Owner or an Existing Holder may sell, transfer or otherwise dispose of Preferred Shares only in whole shares and only pursuant to a Bid or Sell Order placed with the Auction Agent in accordance with the procedures described in this Part II or to a Broker-Dealer; provided, however, that (a) a sale, transfer or other disposition of Preferred Shares from a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer as the holder of such shares to that Broker-Dealer or another customer of that Broker-Dealer shall not be deemed to be a sale, transfer or other disposition for purposes of this Section 6 if such Broker-Dealer remains the Existing Holder of the shares so sold, transferred or disposed of immediately after such sale, transfer or disposition and (b) in the case of all transfers other than pursuant to Auctions, the Broker-Dealer (or other Person, if permitted by the Trust) to whom such transfer is made shall advise the Auction Agent of such transfer.

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EXHIBIT A

APPROVED BROKER-DEALERS

UBS Warburg LLC

Salomon Smith Barney

A.G. Edwards & Sons, Inc.

Prudential Securities Incorporated

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